Exhibit 4.1

NEEBO, INC.

THE SUBSIDIARY GUARANTORS PARTIES HERETO,

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee and Collateral Agent

15.0% Senior Secured Notes due 2016

INDENTURE

Dated as of June 29, 2012

CROSS-REFERENCE TABLE

Reconciliation and tie between the Trust Indenture Act of 1939, as amended, and the Indenture, dated as of June 29, 2012.

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.8; 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.5
(b)	13.3
(c)	13.3
313(a)	7.6
(b)(1)	7.6
(b)(2)	7.6
(c)	7.6
(d)	7.6
314(a)	3.2; 3.17; 13.2
(b)	N.A.
(c)(1)	13.4
(c)(2)	13.4
(c)(3)	N.A.
(d)	N.A.
(e)	13.5
315(a)	7.1
(b)	7.5; 13.2
(c)	7.1
(d)	7.1
(e)	6.11
316(a)(last sentence)	13.6
(a)(1)(a)	6.5
(a)(1)(b)	6.4
(a)(2)	N.A.
(b)	6.7
(c)	9.4
317(a)(1)	6.8
(a)(2)	6.9
(b)	2.4
318(a)	13.1

i

N.A. means Not Applicable.

Note:	This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

ARTICLE VIII—Discharge of Indenture; Defeasance	90

SECTION 8.1—Discharge of Liability on Securities; Defeasance	90
SECTION 8.2—Conditions to Defeasance	91
SECTION 8.3—Application of Trust Money	92
SECTION 8.4—Repayment to Company	92
SECTION 8.5—Indemnity for U.S. Government Obligations	93
SECTION 8.6—Reinstatement	93

ARTICLE IX—Amendments	93

SECTION 9.1—Without Consent of Holders	93
SECTION 9.2—With Consent of Holders	96
SECTION 9.3—Compliance with Trust Indenture Act	97
SECTION 9.4—Revocation and Effect of Consents and Waivers	97
SECTION 9.5—Notation on or Exchange of Securities	97
SECTION 9.6—Trustee To Sign Amendments	98

ARTICLE X—Collateral and Security	98

SECTION 10.1—The Collateral	98
SECTION 10.2—Further Assurances	99
SECTION 10.3—Impairment of Security Interest	100
SECTION 10.4—After-Acquired Property	100
SECTION 10.5—Real Estate Mortgages and Filings	101
SECTION 10.6—Leasehold Interests	102
SECTION 10.7—Release of Liens on the Collateral	102
SECTION 10.8—Authorization of Actions to be Taken by the Trustee or the Collateral Agent Under the Collateral Documents	104
SECTION 10.9—Collateral Accounts	105
SECTION 10.10—Filing, Recording and Opinions	107

ARTICLE XI—Subsidiary Guarantee	107

SECTION 11.1—Subsidiary Guarantee	106
SECTION 11.2—Limitation on Liability; Termination, Release and Discharge	109
SECTION 11.3—Right of Contribution	110
SECTION 11.4—No Subrogation	111

ARTICLE XII—[Reserved]	111

ARTICLE XIII—Miscellaneous	111

SECTION 13.1—Trust Indenture Act Controls	111
SECTION 13.2—Notices	111
SECTION 13.3—Communication by Holders with other Holders	112
SECTION 13.4—Certificate and Opinion as to Conditions Precedent	112
SECTION 13.5—Statements Required in Certificate or Opinion	113

v

INDENTURE dated as of June 29, 2012, among NEEBO, INC., a Delaware corporation (the “Company”), THE SUBSIDIARY GUARANTORS (as defined herein) and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (i) the Company’s 15.0% Senior Secured Notes due 2016 issued on the date hereof (the “Initial Securities”) and (ii) if and when issued additional 15.0% Senior Secured Notes due 2016 that may be offered from time to time subsequent to the Issue Date pursuant to Section 2.14 hereof (the “Additional Securities”) (the Initial Securities and any Additional Securities, collectively, the “Securities”).

ARTICLE I

Definitions and Incorporation by Reference

SECTION 1.1. Definitions

“ABL Administrative Agent” shall mean Mast Select Opportunities Master Fund, L.P., in its capacity as administrative agent under the ABL Loan Documents and any successor thereto in such capacity.

“ABL Cap” shall mean (i) prior to the ABL Revolver Date, $71,875,000, as reduced from time to time by the aggregate sum of all principal repayments and prepayments made by the Company or any Restricted Subsidiaries with respect to such ABL Obligations (whether voluntary, mandatory or otherwise); and (ii) from and after the ABL Revolver Date, $86,250,000, as reduced from time to time after the ABL Revolver Date by the amount of all repayments and prepayment of principal applied to the ABL Obligations (including reimbursement obligations under letters of credit) that are accompanied by a concurrent corresponding permanent reduction in the commitment relating thereto; provided, for the avoidance of doubt, that a Refinancing of such ABL Obligations in accordance with the provisions of this Agreement shall not be deemed to be a repayment or prepayment of such Indebtedness that reduces the ABL Cap pursuant to clauses (i) and (ii) above but shall be subject to the ABL Cap.

“ABL Credit Agreement” means that certain Credit and Security Agreement dated as of the date hereof by and among certain of the Company’s Subsidiaries as borrowers, the Company and certain of its Subsidiaries as guarantors party thereto, the ABL Lenders, and the ABL Administrative Agent, as amended, extended, renewed, restated, supplemented and/or modified or Refinanced from time to time, in each case, in accordance with the provisions hereof and as otherwise permitted under the Intercreditor Agreement and so long as such Indebtedness is otherwise permitted under Section 3.3(b)(1) hereof (it being understood that any such Refinancing need not satisfy the requirements of “Refinancing Indebtedness” set forth herein).

“ABL Lenders” shall mean those certain lenders and other financial institutions from time to time party to the ABL Credit Agreement.

“ABL Loan Documents” shall mean the ABL Credit Agreement and all agreements, documents and/or instruments executed and/or delivered in connection therewith, from time to time, as amended, extended, renewed, restated, supplemented and/or modified or Refinanced from time to time, in each case, in accordance with the provisions hereof and as otherwise permitted under the Intercreditor Agreement.

“ABL Obligations” means Indebtedness and other obligations outstanding under the ABL Credit Agreement and the other ABL Loan Documents (and any related agreement, including hedging agreements and cash management agreements entered into in connection with, or otherwise referred to in, the ABL Loan Documents with ABL Lenders and/or their affiliates) permitted under Section 3.3(b)(1) hereof provided that the principal amount of the ABL Obligations under the ABL Credit Agreement and the other ABL Loan Documents shall not, at any time, exceed the ABL Cap.

“ABL Payment Date” shall mean the date on which (i) all outstanding ABL Obligations have been paid in full in cash, excluding (x) contingent indemnity obligations with respect to then unasserted claims, and (y) any cash management or hedging obligations owed to ABL Lenders as to which arrangements satisfactory to the applicable ABL Lender shall have been made, and including, with respect to amounts available to be drawn under outstanding letters of credit issued under the ABL Credit Agreement (or indemnities or other undertakings issued pursuant thereto in respect of outstanding letters of credit), the cancellation of such letters of credit or the delivery or provision of cash collateral or backstop letters of credit in respect thereof in compliance with the terms of the ABL Credit Agreement (which shall not exceed an amount equal to 105% of the aggregate undrawn amount of such letters of credit), (ii) all commitments to extend credit under the ABL Credit Agreement have been terminated, and (iii) all ABL Credit Loan Documents have been terminated; provided, for the avoidance of doubt, that a Refinancing of the ABL Obligations in accordance with the provisions of this Agreement shall not be deemed to result in the ABL Payment Date.

“ABL Revolver Date” shall mean the date on which the ABL Obligations incurred on the Issue Date have been Refinanced in full with a working capital facility with usual and customary terms and conditions for a facility of that type and which shall, in any case, permit the payments contemplated by Section 3.4 hereof, subject to satisfaction of certain financial metrics and other reasonable conditions as shall be reasonably determined by the Board of Directors of the Company and, if applicable, its Subsidiaries, taking into account the terms of Section 3.4 hereof and related definitions; provided, however, that with respect to any such Refinancing of the ABL Obligations, a certificate of an Officer of the Company delivered to the Trustee with reasonable prior notice before the incurrence of such Refinancing, stating that the Company has determined in good faith that the terms of such Refinancing satisfy the foregoing requirements, shall be conclusive evidence that the terms of such Refinancing satisfy such requirements.

“Additional Assets” means:

(1) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business;

(2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary; or

(3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (2) and (3), such Restricted Subsidiary is primarily engaged in a Related Business.

“Additional Securities” has the meaning ascribed to it in the second introductory paragraph of this Indenture.f

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary (or any other settlement system) that apply to such transfer of exchange.

“Asset Disposition” means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

(1) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary; provided that in the case of a sale by a Restricted Subsidiary to another Restricted Subsidiary, the Company directly or indirectly owns an equal or greater percentage of the Common Stock of the transferee than of the transferor; provided, further, that in the case of a transfer of Collateral, the transferee shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Collateral Agent’s Lien on the Collateral pledged by or transferred to the transferee, together with such financing statements or comparable documents as may be required to perfect any Collateral Agent’s security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;

(2) the sale of Cash Equivalents in the ordinary course of business;

(3) a disposition of inventory in the ordinary course of business;

(4) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

(5) transactions permitted under Section 4.1 of this Indenture;

(6) an issuance of Capital Stock by a Restricted Subsidiary to the Company or to a Wholly-Owned Subsidiary;

(7) for purposes of Section 3.7 of this Indenture only, the making of a Permitted Investment or a disposition subject to Section 3.5 of this Indenture;

(8) dispositions in connection with Permitted Liens;

(9) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(10) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property, in each case in the ordinary course of business;

(11) disposition of assets acquired in foreclosures; and

(12) disposition of property or assets of the Company or any Restricted Subsidiary (whether in a single transaction or a series of related transactions) occurring at or contemporaneously with the Effective Time in accordance with the Plan of Reorganization.

“Attributable Indebtedness” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended). Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

“Bankruptcy Code” means the United States Bankruptcy Code, being Title 11 of the United States Code (11 U.S.C. Sections 101-1330), as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all official rules and regulations thereunder.

“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware or any other court with jurisdiction over the Chapter 11 Cases.

“Board of Directors” means, as to any Person, the board of directors of such Person or any duly authorized committee thereof, or, in the case of a limited liability company, the board of managers or other similar body.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Cash Equivalents” means:

(1) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

(2) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition of the United States (provided that the full faith and credit of the United States is pledged in support thereof) and, at the time of acquisition, having a credit rating of “A” or better from either Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc.;

(3) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by Standard & Poor’s Ratings Group, Inc., or “A” or the equivalent thereof by Moody’s Investors Service, Inc., and having combined capital and surplus in excess of $500.0 million;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

(5) commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by Standard & Poor’s Ratings Group, Inc. or “P-2” or the equivalent thereof by Moody’s Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

(6) interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (5) above.

“Change of Control” means, in each case, after giving effect to the transactions contemplated by the Plan of Reorganization as of the Effective Time:

(1) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group (other than a Permitted Holder) shall be deemed to beneficially own any Voting Stock of the Company held by a parent entity, if such person or group “beneficially owns” (as defined above), directly or indirectly, more than 50% of the voting power of the Voting Stock of such parent entity); or

(2) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or

(3) the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

For purposes of determining whether a Change of Control has occurred, all rights to acquire Voting Stock and/or any other shares of the Company shall be excluded from the aforementioned calculations.

“Chapter 11 Cases” means the voluntary cases of the Debtors filed with the Bankruptcy Court under chapter 11 of the Bankruptcy Code prior to the Effective Time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all property and assets of the Company and the Subsidiary Guarantors, whether now owned or hereafter acquired, in which Liens are, from time to time, purported to be granted to secure the Securities, the Obligations hereunder and the Subsidiary Guarantees pursuant to the Collateral Documents.

“Collateral Accounts” means any segregated account under the sole control of the Collateral Agent or the Control Agent that is free from all other Liens (other than the Permitted Liens referenced in clause (11) of the definition of “Permitted Liens” set forth herein), and includes all cash and Cash Equivalents received by the Trustee, the Collateral Agent or the Control Agent, as applicable, from Asset Dispositions of Collateral, Recovery Events, foreclosures on or sales of Collateral or any other awards or proceeds pursuant to the Collateral Documents, including earnings, revenues, rents, issues, profits and income from the Collateral received pursuant to the Collateral Documents, and interest earned thereon, unless, in each case, otherwise required under the Intercreditor Agreement.

“Collateral Agent” means Wilmington Trust, National Association, acting in its capacity as collateral agent hereunder and under the Collateral Documents, or as successor thereto.

“Collateral Documents” means the Mortgages, deeds of trust, deeds to secure debt, Security Agreement, any other security agreements, pledge agreements, agency agreements and other agreements, instruments and/or documents executed and/or delivered pursuant to this Indenture or any of the foregoing, as the same may be amended, supplemented or otherwise modified from time to time and pursuant to which Collateral is pledged, assigned or granted to or on behalf of the Collateral Agent for the ratable benefit of the Holders and the Trustee or notice of such pledge, assignment or grant is given.

“Common Stock” means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Company” means Neebo, Inc., a Delaware corporation, until a successor replaces it pursuant to Section 4.1 hereof and thereafter means the successor.

“Confirmation Order” shall have the meaning attributed to such term in the Plan of Reorganization.

“Consolidated Coverage Ratio” means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence to (y) the cash portion of Consolidated Interest Expense for such four fiscal quarters, provided, however, that:

(1) if the Company or any Restricted Subsidiary:

(a) has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and the cash portion of Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

(b) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and the cash portion of Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

(2) if since the beginning of such period the Company or any Restricted Subsidiary will have made any Asset Disposition or disposed of any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is such an Asset Disposition or disposition:

(a) the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition or disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

(b) the cash portion of Consolidated Interest Expense for such period will be reduced by an amount equal to the cash portion of Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition or disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary or is merged with or into the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business or line of business, Consolidated EBITDA and the cash portion of Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness, made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and the cash portion of Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company.

“Consolidated Current Assets” means, as at any date of determination, the total assets of a Person and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding deferred tax assets, cash and Cash Equivalents.

“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of a Person and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt and deferred tax liabilities.

“Consolidated EBITDA” for any period means, without duplication, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

(1) Consolidated Interest Expense;

(2) Consolidated Income Taxes;

(3) consolidated depreciation expense;

(4) consolidated amortization expense or impairment charges recorded in connection with the application of Financial Accounting Standard No. 142, “Goodwill and Other Intangibles;”

(5) the effect of deferred rent;

(6) other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation); and

(7) Restructuring Related Charges, including but not limited to employee severance and relocation costs, store closings, lease termination costs, facility moving costs, incurred during the applicable measurement period.

Notwithstanding the preceding sentence, clauses (2) through (6) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (2) through (6) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

In addition to the foregoing, “Consolidated EBITDA” for any period including the first four full fiscal quarters following the Effective Time shall be subject to any non-cash adjustment with respect to such quarters required to be made by the Company’s independent certified public accountants as a result of “fresh start” accounting, and with respect to the four fiscal quarters prior to the Effective Time “Consolidated EBITDA” shall be so adjusted on a pro forma basis as though the Plan of Reorganization had become effective on the first day of such period.

“Consolidated Income Taxes” means, with respect to any Person for any period, taxes imposed (including both current and deferred taxes) upon such Person or other payments required to be made by such Person by any Governmental Authority which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any Governmental Authority.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:

(1) interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;

(2) amortization of debt discount and debt issuance cost (other than such discounts and costs incurred in connection with the Refinancing) (provided that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense);

(3) non-cash interest expense;

(4) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(5) interest actually paid by the Company or any such Restricted Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person;

(6) costs associated with Hedging Obligations (including amortization of fees) provided, however, that if Hedging Obligations result in net benefits rather than costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income;

(7) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

(8) the product of (a) all dividends paid or payable, in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Restricted Subsidiaries payable to a party other than the Company or a Wholly-Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; and

(9) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

For the purpose of calculating the Consolidated Coverage Ratio in connection with the Incurrence of any Indebtedness described in the final paragraph of the definition of “Indebtedness,” the calculation of the cash portion of Consolidated Interest Expense shall include all cash interest expense (including any amounts described in clauses (1) through (9) above) relating to any Indebtedness of the Company or any Restricted Subsidiary described in the final paragraph of the definition of “Indebtedness.”

For purposes of the foregoing, total interest expense will be determined (i) after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements and (ii) exclusive of amounts classified as other comprehensive income in the balance sheet of the Company. Notwithstanding anything to the contrary contained herein, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which the Company or its Restricted Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of Consolidated Total Indebtedness, as of the last day of the last completed fiscal quarter of the Company, to Consolidated EBITDA, for the last completed four fiscal quarter period of the Company; provided however that if the Company or any of its Restricted Subsidiaries has Incurred any Indebtedness since the beginning of such period and through the date of determination of the Consolidated Leverage Ratio that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio is an Incurrence of Indebtedness or both Consolidated EBITDA and Consolidated Total Indebtedness for such period or on the date of determination as the case may be shall be calculated after giving effect on pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period provided that to the extent such Indebtedness reflects working capital requirements in the ordinary course and is Incurred under revolving credit facility or similar arrangement or under any predecessor revolving credit or similar arrangement the average balance of such Indebtedness during such four fiscal quarter period (or such shorter period referenced above), shall be considered outstanding for purposes of this calculation and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries determined in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:

(1) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that:

(a) subject to the limitations contained in clauses (3), (4) and (5) below, the Company’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

(b) the Company’s equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

(2) any net income (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

(a) subject to the limitations contained in clauses (3), (4) and (5) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

(b) the Company’s equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

(3) any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(4) any extraordinary gain or loss; and

(5) the cumulative effect of a change in accounting principles.

“Consolidated Net Leverage Ratio” means, as of any date of determination, the ratio of (A) (i) Consolidated Total Indebtedness minus (ii) aggregate amount of unrestricted cash and Cash Equivalents, in each case, as of the last day of the last completed fiscal quarter of the Company, to (B) Consolidated EBITDA, for the last completed four fiscal quarter period of the Company; provided however that if the Company or any of its Restricted Subsidiaries has Incurred any Indebtedness since the beginning of such period and through the date of determination of the Consolidated Net Leverage Ratio that remains outstanding, the Consolidated Net Leverage Ratio shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period provided that to the extent such Indebtedness reflects working capital requirements in the ordinary course and is Incurred under revolving credit facility or similar arrangement or under any predecessor revolving credit or similar arrangement the average balance of such Indebtedness during such four fiscal quarter period (or such shorter period referenced above), shall be considered outstanding for purposes of this calculation and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period.

“Consolidated Total Indebtedness” means on any date the aggregate Indebtedness of the Company and its Restricted Subsidiaries (including the average daily balance of the principal amount outstanding under the ABL Credit Agreement for the applicable measurement period) on such date determined on consolidated basis.

“Consolidated Working Capital” means, as at any date of determination, the excess of Consolidated Current Assets of the Company and its Subsidiaries over Consolidated Current Liabilities of the Company and its Subsidiaries.

“Consolidated Working Capital Adjustment” means, for any year on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of any measurement date in such year exceeds (or is less than) Consolidated Working Capital as of the corresponding measurement date in the immediately preceding year. In calculating the Consolidated Working Capital Adjustment there shall be excluded the effect of reclassification during such period of current assets to long term assets and current liabilities to long term liabilities.

“Control Agent” means (i) prior to the ABL Payment Date, the ABL Administrative Agent, (ii) after the ABL Payment Date but prior to the Term Loan Payment Date, the Term Loan Administrative Agent, and (iii) after the ABL Payment Date and the Term Loan Payment Date, the Collateral Agent, in each case, subject to the terms of the Intercreditor Agreement.

“Debtors” means each of Nebraska Book Company, NBC Acquisition Corp., NBC Holdings Corp., Campus Authentic LLC, Specialty Books, Inc., NBC Textbooks LLC, College Bookstores of America, Inc., and Net Textstore LLC.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” shall have the meaning set forth in Section 2.11.

“Depositary” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2) is convertible into or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or

(3) is redeemable at the option of the holder of the Capital Stock in whole or in part,

in each case on or prior to the date that is 91 days after the earlier of the date (a) of the Stated Maturity of the Securities or (b) on which there are no Securities outstanding, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in this Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company with the provisions of Section 3.4, Section 3.9 and Section 3.7 of this Indenture and such repurchase or redemption complies with Section 3.5 of this Indenture.

“Effective Time” means the date and time the Plan of Reorganization becomes effective in accordance with the terms thereof.

“Equity Offering” means an offering or issuance for cash by the Company of its common stock, Preferred Stock (other than any Disqualified Stock) or options, warrants or rights with respect to its common stock or Preferred Stock (other than any Disqualified Stock).

“Excess Cash Flow” means, for any measurement period (which shall not commence prior to the Term Loan Payment Date), the excess, if any, of:

(1) the sum, without duplication, of the amounts for such period of:

(A) Consolidated EBITDA (positive or negative), plus, to the extent not included in Consolidated EBITDA,

(x) 100% of the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Term Loan Payment Date (other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or to an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination and

(y) the amount equal to the net reduction in Restricted Investments made by the Company or any of its Restricted Subsidiaries in any Person after the Term Loan Payment Date resulting from: (1) repurchases or redemptions of such Restricted Investments by such Person, proceeds realized upon the sale of such Restricted Investment to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Company or any Restricted Subsidiary, or (2) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investment”) not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (1)(A)(y) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under this clause (1)(A)(y) to the extent it is already included in Consolidated Net Income;

(B) with respect to the first measurement period after the Term Loan Payment Date, any Excess Cash Flow (calculated pursuant to this definition but without regard to this clause 1(B)) arising during the 6-month measurement terminating on the last of such measurement period in which the Term Loan Payment Date occurred but prior to the Term Loan Payment Date which is not used to pay the Term Loan Obligations (because such amount was in excess of the amount necessary to pay the Term Loan Obligations); and

(C) to the extent not included in Consolidated EBITDA, any negative Consolidated Working Capital Adjustment during such period (for the avoidance of doubt, for purposes of this definition, such negative amount shall be added to Excess Cash Flow as a positive number), minus

(2) the sum, without duplication, of the amounts for such period of:

(A) the aggregate amount of capital expenditures made in cash by the Company and its Restricted Subsidiaries during such period (other than any such capital expenditures made from the proceeds of an Asset Disposition) or from insurance or condemnation proceeds) to the extent that such capital expenditures are otherwise permitted hereunder;

(B) the cash portion of Consolidated Interest Expense paid by the Company and its Restricted Subsidiaries during such period;

(C) the aggregate amount (without duplication) of all income and franchise taxes paid in cash by the Company and its Restricted Subsidiaries during such period;

(D) the aggregate principal amount of Securities redeemed pursuant to Sections 3.4, 3.7. 3.9 and 5.1 hereof;

(E) any reduction in the principal amount of Indebtedness incurred pursuant to Section 3.3(b) resulting only from mandatory principal payments made thereon in cash during such period (provided that to the extent such Indebtedness is revolving in nature, such payment shall have been accompanied by a concurrent corresponding permanent reduction in the revolving commitment relating thereto) or voluntary or optional principal payments or any other types of principal payments, redemptions or repurchases under the ABL Credit Agreement, Term Loan Credit Agreement and/or this Indenture or the Securities (provided that to the extent such Indebtedness is revolving in nature, such payment shall have been accompanied by a concurrent corresponding permanent reduction in the revolving commitment relating thereto);

(F) the cash consideration paid by the Company and/or its Restricted Subsidiaries during such period with respect to Permitted Acquisitions,

(G) other non-cash gains, income, or other items increasing Consolidated EBITDA (including as a result of such non-cash gains, income, or other items increasing or being included in Consolidated Net Income);

(H) to the extent added back to Consolidated EBITDA, Restructuring Related Charges; and

(I) to the extent not included in Consolidated EBITDA, any positive Consolidated Working Capital Adjustment during such period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exit Equity Documents” means any agreement relating to the capital stock of the Company contemplated by the Plan, whether or not entered into contemporaneously at the Effective Time.

“Foreign Subsidiary” means any Restricted Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and any Subsidiary of such Restricted Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture will be computed in conformity with GAAP.

“Governmental Authority” means any nation or government, any federal, state, local or other political subdivision thereof and any court, agency, authority, regulatory body, court, central bank or other instrumentality or entity exercising executive, legislative, judicial, regulatory, taxing or administrative function or power of or pertaining to government.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take or pay, or to maintain financial statement conditions or otherwise); or

(2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor Obligations” has the meaning ascribed to it in Section 11.1.

“Guarantor Subordinated Obligation” means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinate in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to a written agreement.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement.

“Holder”, “holder” or “Securityholder” means the Person in whose name a Security is registered in the Note Register.

“Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);

(4) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto;

(5) Capitalized Lease Obligations and all Attributable Indebtedness of such Person;

(6) the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary that is not a Subsidiary Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

(8) the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person; and

(9) to the extent not otherwise included in this definition, net obligations of such Person under Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

In addition, “Indebtedness” of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

(1) such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a “Joint Venture”);

(2) such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a “General Partner”); and

(3) there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

(a) the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

(b) if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Consolidated Interest Expense to the extent actually paid by the Company or its Restricted Subsidiaries.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Initial Securities” has the meaning ascribed to it in the second introductory paragraph of this Indenture.

“Intercreditor Agreement” means the Intercreditor Agreement to be entered into among the Company, the Subsidiary Guarantors, the Trustee, the Collateral Agent, on behalf of itself and the Holders, the ABL Administrative Agent, on behalf of itself and the ABL Lenders and certain other parties under the ABL Credit Agreement, and the Term Loan Administrative Agent, on behalf of itself and the Term Loan Lenders and certain other parties under the Term Loan Credit Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to customers in the ordinary course of business) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

(1) Hedging Obligations entered into in the ordinary course of business and in compliance with this Indenture;

(2) endorsements of negotiable instruments and documents in the ordinary course of business; and

(3) an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Common Stock or Preferred Stock (other than Disqualified Stock) of the Company.

For purposes of Section 3.5 of this Indenture,

(1) “Investment” will include the portion (proportionate to the Company’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

(2) any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

“Issue Date” means the date on which the Initial Securities are originally issued.

“Legal Holiday” has the meaning ascribed to it in Section 13.8 of this Indenture.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Mortgages” means the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents securing Liens on the Premises, as well as the other Collateral secured by and described in the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents.

“Neebo Holding” means Neebo Holding Company, a Delaware corporation.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities or other assets received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1) all brokerage, legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any tax credits or deductions and any tax sharing agreements available as a direct result of such Asset Disposition), as a consequence of such Asset Disposition;

(2) all payments made on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

(3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

(4) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition (including, but not limited to, those in respect of indemnification obligations).

provided, however, that any amounts deposited into escrow or otherwise held back shall not be deemed to be Net Available Cash unless and until such amounts are released to the Company or a Restricted Subsidiary without restriction.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Non-Guarantor Subsidiary” means any Restricted Subsidiary that is not a Subsidiary Guarantor.

“Non-Steering Committee Change of Control” means a Change of Control other than a Steering Committee Change of Control.

“Note Register” means the register of Securities, maintained by the Trustee, pursuant to Section 2.3.

“Obligations” any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foregoing law), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, feels, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Securities shall not include fees or indemnifications in favor of the Trustee and other third parties other than the Securityholders.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company. Officer of any Subsidiary Guarantor has a correlative meaning.

“Officers’ Certificate” means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Permitted Acquisition” means any acquisition by the Company or any of its Restricted Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the equity interests of, or a business line or unit or a division of, any Person; provided,

(i) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(ii) in the case of the acquisition of equity interests, if all of the equity interests (except for any such securities in the nature of directors’ qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Subsidiary of the Company or any Restricted Subsidiary in connection with such acquisition shall be owned 100% by the Company or a Subsidiary Guarantor, the Company shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of the Company, each of the actions set forth in Section 3.12;

(iii) any Person or assets or division as acquired in accordance herewith shall be in a Related Business; and

(vii) the cash and other consideration paid by Company and/or any of its Restricted Subsidiaries with respect to such acquisition, together with the consideration paid by Company and its Restricted Subsidiaries with respect to all other acquisitions by Company and its Restricted Subsidiaries during such fiscal year of Company, shall not exceed $15,000,000 (“Permitted Acquisition Annual Basket”) plus any unused portion of a Permitted Acquisition Annual Basket from a previous fiscal year of Company occurring after the date hereof.

“Permitted Holders” means (1) Steering Committee Members and their Affiliates, or (2) a group of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) that include one or more Steering Committee Members or their Affiliates provided that with respect to item (2) of this definition, the Steering Committee Member(s) and its or their Affiliates must hold at least 50% of the voting stock held by the group.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(1) the Company or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

(2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person’s primary business is a Related Business;

(3) cash and Cash Equivalents;

(4) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5) payroll, travel and similar advances to employees of Company or its Restricted Subsidiaries to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business ;

(6) loans or advances to employees (other than executive officers) of Company or its Restricted Subsidiaries made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;

(7) Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

(8) Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with Section 3.7 of this Indenture;

(9) Investments in existence on the Issue Date or otherwise made in accordance with the Plan of Reorganization contemporaneously with the Effective Time;

(10) Interest Rate Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 3.3 of this Indenture;

(11) Investments by the Company or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (11), in an aggregate amount at the time of such Investment not to exceed $5.0 million outstanding at any one time (with the fair market value of such Investment being measured at the time made and without giving effect to subsequent changes in value);

(12) Guarantees issued in accordance with Section 3.3 of this Indenture; and

(13) Permitted Acquisitions.

“Permitted Liens” means, with respect to any Person:

(1) Liens securing Indebtedness and related Obligations Incurred pursuant to Sections 3.3(b)(1) and 3.3(b)(11); provided that the relative priority of such Liens and the Liens securing the Securities is governed by the Intercreditor Agreement.

(2) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(3) Liens imposed by law, including carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

(4) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or that are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

(5) Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(6) encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(7) Liens securing Hedging Obligations provided that (i) the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligation and (ii) such Liens shall be subordinated to the Liens securing the Securities unless the Hedging Obligations constitute ABL Obligations;

(8) leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(9) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(10) Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations, purchase money obligations or other payments Incurred to finance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business; provided that:

(a) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under this Indenture and does not exceed the cost of the assets or property so acquired or constructed; and

(b) such Liens are created within 180 days of construction or acquisition of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

(11) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

(a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

(b) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

(12) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(13) Liens existing on the Issue Date (other than Liens securing ABL Obligations and Term Loan Obligations) provided that (a) the Indebtedness that such Liens secure is permitted under Section 3.3(b) hereof and (b) such Liens are subordinate to the Liens securing the Securities and the Subsidiary Guarantees;

(14) Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that any such Lien shall not extend to any other property owned by the Company or any Restricted Subsidiary;

(15) Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens shall not extend to any other property owned by the Company or any Restricted Subsidiary;

(16) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or a Restricted Subsidiary;

(17) Liens securing the Securities and Subsidiary Guarantees and any obligations owing to the Trustee or the Collateral Agent under this Indenture, the Collateral Documents or the Intercreditor Agreement; and

(18) Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured by Permitted Liens, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

“Plan of Reorganization” means the third amended joint plan of reorganization of the Debtors filed with the Bankruptcy Court under chapter 11 of the Bankruptcy Code, as may be amended, supplemented or modified from time to time, prior to the Effective Time.

“Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Premises” means the real property interests owned by the Company or a Subsidiary Guarantor on the Issue Date, as listed on Schedule 1 attached hereto, or any fee interest in any real property acquired by the Company or a Subsidiary Guarantor after the Issue Date that is required to be (and becomes) encumbered by a Mortgage (and thereby becomes part of the Collateral) pursuant to the provisions hereof and/or the Collateral Documents, as further defined in Section 10.5 hereof.

“Refinancing” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, purchase, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance,” “refinances,” and “refinanced” shall have a correlative meaning) any Indebtedness existing on the date of this Indenture or Incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, provided, however, that:

(1) (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Securities, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Securities, the Refinancing Indebtedness has a Stated Maturity later than the Stated Maturity of the Securities;

(2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

(3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and fees Incurred in connection therewith); and

(4) if the Indebtedness being refinanced is subordinated in right of payment to the Securities or the Subsidiary Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Securities or the Subsidiary Guarantee on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Related Business” means any business which is the same as or related, ancillary or complementary to any of the businesses of the Company and its Restricted Subsidiaries on the Issue Date.

“Requirement of Law” means any international, foreign, federal, state or local laws, statutes, regulations, rules, treaties, guidelines, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Authority or common law and administrative or judicial precedent or authority, including the interpretation or administration thereof by any

Governmental Authority charged with the enforcement, interpretation or administration thereof, and each applicable administrative order, directed duty, request, license, authorization and permit of, and agreement with, any Governmental Authority, in each case whether or not having the force of law.

“Residual Excess Cash Flow Payment Amount” means an amount determined by the calculation specified in the grid below based on the Company’s Consolidated Leverage Ratio during the applicable Residual Excess Cash Flow Period provided that, for purposes of this definition, any such amount arising prior to a Term Loan Payment Date and not used to pay the Term Loan Obligations (because such amount was in excess of the amount necessary to pay the Term Loan Obligations) shall be deemed to arise in the first Residual Excess Cash Flow Period. Such amount shall be calculated and established based on the Consolidated Leverage Ratio of the Company for the Residual Excess Cash Flow Period ended immediately prior to such date of determination unless quarterly financial statements have not been delivered to Trustee and Holders for such Residual Excess Cash Flow Period by such date of determination, in which case, (i) if such date of determination is before such financial statements (as applicable) are required to be delivered pursuant to the provisions hereof, such amounts shall be calculated based upon the Consolidated Leverage Ratio of Company for the Residual Excess Cash Flow Period preceding the Residual Excess Cash Flow Period for which financial statements have not been delivered, solely to the extent that Trustee and Holders received quarterly or annual financial statements (as applicable) for such preceding Residual Excess Cash Flow Period in accordance with the provisions hereof, (ii) if such date of determination is before such financial statements are required to be delivered pursuant to the provisions hereof and such financial statements have not been delivered for the Residual Excess Cash Flow Period preceding the Residual Excess Cash Flow Period applicable to the date of determination, the Residual Excess Cash Flow Payment Amount shall be zero for the Residual Excess Cash Flow Period in question and (iii) if such date of determination occurs after such financial statements are required to be delivered hereunder for such Excess Cash Flow Period and such financial statements have not been delivered pursuant to the provisions hereof, the Residual Excess Cash Flow Payment Amount shall be zero for such Residual Excess Cash Flow Period.

Residual Excess Cash Flow Payment Amount	Consolidated Leverage Ratio

25% of Excess Cash Flow	Greater than 3.00 to 1.00

50% of Excess Cash Flow	Less than or equal to 3.00 to 1.00 but greater than or equal to 2.00 to 1.00

75% of Excess Cash Flow	Less than 2.00 to 1.00 but greater than or equal to 1.50 to 1.00

85% of Excess Cash Flow	Less than 1.50 to 1.00

“Residual Excess Cash Flow Period” means each period commencing immediately after the end of the prior Residual Excess Cash Flow Period and ending on the earlier to occur of the following September 30 and the last day of February of each year, until the Securities have been paid in full in immediately available funds and the Indenture and Collateral Documents have been terminated provided that the first such period shall commence on the Term Loan Payment Date and shall end on the earlier to occur of (x) the following September 30 and (y) the last day of the following February.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Restructuring Related Charges” means GAAP restructuring charges or one-time charges incurred in connection with any business restructuring, including, without limitation, the consulting, legal and other advisory fees incurred by Company and/or its Restricted Subsidiaries in connection with such restructuring, severance paid to terminated employees of the Company or its Restricted Subsidiaries, relocation costs, costs incurred in connection with store closings, lease termination costs, facility moving costs and costs relating to the hiring of replacement employees therefor, other charges associated with such business restructuring effort, including, without limitation, the costs of moving goods, duplicate facility charges and/or other related expenses that do not satisfy the GAAP definition of a restructuring charge.

“Restructuring Transactions” means all transactions contemplated under the Plan of Reorganization which shall be consummated and/or closed at or contemporaneously with the Effective Time.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person (other than the Company or any of its Restricted Subsidiaries) and the Company or a Restricted Subsidiary leases it from such Person.

“SEC” means the United States Securities and Exchange Commission.

“Securities” means the collective reference to the Initial Securities and Additional Securities.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securities Custodian” means the custodian with respect to the Global Security (as appointed by the Depositary), or any successor Person thereto and shall initially be the Trustee.

“Security Agreement” means that certain Pledge and Security Agreement dated as of the date hereof by and among the Company and the Subsidiary Guarantors in favor of the Collateral Agent, as amended, restated, supplemented and/or modified from time to time.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal amount of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Steering Committee Change of Control” means, in each case, after giving effect to the transactions contemplated by the Plan of Reorganization as of the Effective Time, (i) any Steering Committee Member, together with its Affiliates, is or becomes the beneficial owner (as defined in Rules 13d 3 and 13d 5 under the Exchange Act, except that such Steering Committee Member, together with its Affiliates, shall be deemed to have “beneficial ownership” of all shares that such Steering Committee Member, together with its Affiliates, has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) without reference to a group of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) (for the purposes of this clause, such Steering Committee Member, together with its Affiliates, shall be deemed to beneficially own any Voting Stock of the Company held by a parent entity, if such Steering Committee Member, together with its Affiliates, “beneficially owns” (as defined above), directly or indirectly, more than 50% of the voting power of the Voting Stock of such parent entity) or (ii) any Steering Committee Member Group is or becomes the beneficial owner (as defined in Rules 13d 3 and 13d 5 under the Exchange Act, except that such Steering Committee Member Group shall be deemed to have “beneficial ownership” of all shares that such Steering Committee Member Group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) (for the purposes of this clause, such Steering Committee Member Group shall be deemed to beneficially own any Voting Stock of the Company held by a parent entity, if such Steering Committee Member Group “beneficially owns” (as defined above), directly or indirectly, more than 50% of the voting power of the Voting Stock of such parent entity). For purposes of determining whether a Steering Committee Change of Control has occurred, all rights to acquire Voting Stock and/or any other shares of the Company shall be excluded from the aforementioned calculations.

“Steering Committee Member Group” shall mean a “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) including one Steering Committee Member, together with its Affiliates, to the extent that such Steering Committee Member, together with its Affiliates, owns more than fifty (50%) percent of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) owned by such group.

“Steering Committee Members” means the members of the steering committee for the ad hoc group of senior secured 10% notes due 2012 and their respective Affiliates that are defined as the “Steering Committee Members” in that certain Exhibit L to the supplement to the plan supplement to the Plan of Reorganization filed with the Bankruptcy Court on May 25, 2012.

“Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities pursuant to a written agreement.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) or (b) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Subsidiary Guarantee” means, individually, any Guarantee of payment of the Securities by a Subsidiary Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees. Each such Subsidiary Guarantee will be in the form prescribed by this Indenture.

“Subsidiary Guarantor” means each Restricted Subsidiary in existence on the Issue Date that provides a Subsidiary Guarantee on the Issue Date (and any other Restricted Subsidiary that provides a Subsidiary Guarantee in accordance with the Indenture); provided that upon release or discharge of such Restricted Subsidiary from its Subsidiary Guarantee in accordance with this Indenture, such Restricted Subsidiary ceases to be a Subsidiary Guarantor.

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as in effect on the date of this Indenture.

“Term Loan Administrative Agent” shall mean U.S. Bank National Association, in its capacity as administrative agent under the Term Loan Credit Agreement and the other Term Loan Documents.

“Term Loan Cap” shall mean $92,000,000 plus the amount of the Funding Fees (as defined in the Term Loan Agreement as of the date hereof) and Commitment Fees (as defined in the Term Loan Agreement as of the date hereof) paid in kind to the Term Loan Lenders on the Issue Date by adding such amounts to the principal balance of the Term Loan Obligations, as reduced from time to time by the aggregate sum of all principal repayments or prepayments made by the Company or any Restricted Subsidiaries with respect to such Term Loan Obligations (whether voluntary, mandatory or otherwise); provided, for the avoidance of doubt, that a Refinancing of the Term Loan Obligations in accordance with the provisions of this Agreement shall not be deemed to be a repayment or prepayment of such Indebtedness that reduces the Term Loan Cap pursuant to clauses (i) and (ii) above but shall be subject to the Term Loan Cap.

“Term Loan Credit Agreement” shall mean the Term Loan and Security Agreement, dated as of the date hereof, by and among the Company and certain of its Subsidiaries, the Term Loan Lenders, and the Term Loan Administrative Agent, as in effect on the Issue Date and as the same may be amended, modified, supplemented, extended, renewed, restated, replaced or Refinanced from time to time, in each case, in accordance with the provisions hereof and as otherwise permitted under the Intercreditor Agreement and so long as the Indebtedness is otherwise permitted under Section 3.3(b)(11) hereof.

“Term Loan Documents” shall mean the Term Loan Credit Agreement and all agreements, documents and/or instruments executed and/or delivered in connection therewith, from time to time, in each case, in accordance with the provisions hereof and as otherwise permitted under the Intercreditor Agreement.

“Term Loan Lenders” shall mean those certain lenders and other financial institutions from time to time party to the Term Loan Credit Agreement.

“Term Loan Obligations” shall have the meaning specified for the term “Obligations” in the Term Loan Credit Agreement provided that the aggregate principal amount of the Obligations under the Term Loan Credit Agreement shall not exceed the Term Loan Cap.

“Term Loan Payment Date” shall mean the date on which all Term Loan Obligations have been paid in full (other than indemnities and other contingent obligations not yet due and payable) and the Term Loan Documents have been terminated.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee or Collateral Agent, as applicable, assigned by the Trustee or Collateral Agent, as applicable, to administer its corporate trust matters.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

(1) such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

(2) such designation and the Investment of the Company in such Subsidiary complies with Section 3.5 of this Indenture;

(3) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries;

(4) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

(a) to subscribe for additional Capital Stock of such Person; or

(b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(5) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.00 to 1.00 on a pro forma basis taking into account such designation.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“Voting Stock” of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

“Wholly-Owned Subsidiary” means a Restricted Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

SECTION 1.2. Other Definitions

Term	Defined in Section
“Affiliate Transaction”	3.8
“Agent Member”	2.1
“Asset Disposition Offer”	3.7	(b)
“Asset Disposition Offer Amount”	3.7	(c)
“Asset Disposition Offer Period”	3.7	(c)
“Asset Disposition Purchase Date”	3.7	(c)
“Authenticating Agent”	2.2
“Bankruptcy Law”	6.1
“Company Order”	2.2
“covenant defeasance option”	8.1	(b)
“cross acceleration provision”	6.1
“Custodian”	6.1
“Definitive Securities”	2.1	(h)
“Event of Default”	6.1
“Excess Cash Flow Offer”	3.4
“Excess Cash Flow Offer Amount”	3.4
“Excess Cash Flow Offer Payment Date” “Excess Cash Flow Period”	3.4 3.4	(a)
“Excess Proceeds”	3.7	(b)
“Excluded Collateral”	10.1	(a)
“Extra Asset Sale Proceeds” “Extra Excess Cash Flow” “Global Security”	3.7 3.4 2.1	(b) (b) (b)
“legal defeasance option”	8.1	(b)
“Non-Steering Committee Change of Control Offer”	3.9

Term	Defined in Section
“Non-Steering Committee Change of Control Payment”	3.9
“Non-Steering Committee Change of Control Payment Date”	3.9
“Notice of Default”	6.1
“Paying Agent”	2.3
“Payment Default”	6.1
“Registrar”	2.3
“Restricted Payment”	3.5
“Special Interest Payment Date”	2.11
“Special Record Date”	2.11
“Successor Company”	4.1

SECTION 1.3. Incorporation by Reference of Trust Indenture Act

This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture security holder” means a Securityholder or Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the Securities means the Company and any other obligor on the Securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by the TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.4. Rules of Construction

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” means including without limitation;

(5) words in the singular include the plural and words in the plural include the singular;

(6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

(9) all references to Initial Securities shall refer also to any Additional Securities issued in the form of Initial Securities pursuant to Section 2.14; and

(10) all references to the date the Securities were originally issued shall refer to the Issue Date or the date any Additional Securities were originally issued, as the case may be.

ARTICLE II

THE SECURITIES

SECTION 2.1. Form, Dating and Terms

(a) Distribution of Initial Securities. The Initial Securities shall be distributed on the Issue Date on a Pro Rata (as defined in the Plan of Reorganization) basis to the holders of the Senior Secured Initial Securities (as defined in the Plan of Reorganization).

(b) Global Security. The Initial Securities shall be issued on the Issue Date in the form of a permanent global Security, without interest coupons. Any Additional Securities issued in accordance with the provisions of Section 2.14 shall be issued in the form of a permanent global Security. Any Initial Securities and Additional Securities issued in the form of a permanent global Security shall be substantially in the form of Exhibit A, which is hereby incorporated by reference and made a part of this Indenture, together with the appropriate legend set forth in Section 2.1(f) (each a “Global Security”), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with Section 2.6 hereof. A Global Security may be represented by more than one certificate, if so required by the Depositary’s rules regarding the maximum principal amount to be represented by a single certificate.

(c) Payments. The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose at such office or agency of the Company as may be maintained for such purpose pursuant to Section 2.3; provided, however, that, at the option of the Company, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register or (ii) wire transfer to an account located in the United States maintained by the payee. Payments in respect to Securities represented by a Global Security (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Depositary.

(d) Notations, Endorsements and Legends. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibit A and Section 2.1(f). The Company shall approve the forms of the Securities and any notation, endorsement or legend on them. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A are part of the terms of this Indenture and, to the extent applicable, the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

(e) Denominations. The Securities shall be issuable only in fully registered form, without coupons, and only in denominations of $1 and any integral multiple of $1 in excess thereof.

(f) Legends. Any Global Security shall bear a legend in substantially the following form:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY

CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO THE SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

(g) Book-Entry Provisions.

Any Global Security initially shall (x) be registered in the name of the Depositary for such Global Security or the nominee of such Depositary, (y) be delivered to the Trustee as custodian for such Depositary and (z) bear the legend set forth in Section 2.1(f).

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under any Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of any Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a Holder of a beneficial interest in any Global Security.

In connection with any transfer of a portion of the beneficial interest in the Global Security pursuant to Section 2.1(h) to beneficial owners who are required to hold Definitive Securities, the Trustee shall reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Securities of like tenor and amount.

In connection with the transfer of an entire Global Security to beneficial owners pursuant to Section 2.1(h), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.

The registered Holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

(h) Definitive Securities. Except as provided below, owners of beneficial interests in a Global Security shall not be entitled to receive certificated Securities (“Definitive Securities”). If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Definitive Securities in exchange for their beneficial interests in a Global Security upon written request in accordance with the Depositary’s and the Registrar’s procedures. Definitive Securities shall be substantially in the form of Exhibit A attached hereto (but without the legend provided for in Section 2.1(f) and without the “Schedule of Increases and Decreases in Global Security” attached thereto). In addition, Definitive Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if (i) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for such Global Security or the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the Depositary is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice or, (ii) the Company executes and delivers to the Trustee and Registrar an Officers’ Certificate stating that such Global Security shall be so exchangeable or (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary.

(i) Exchange of Definitive Securities. In connection with the exchange of a portion of a Definitive Security for a beneficial interest in a Global Security, the Trustee shall cancel such Definitive Security, and the Company shall execute, and the Trustee shall authenticate and deliver, to the transferring Holder a new Definitive Security representing the principal amount not so transferred.

SECTION 2.2. Execution and Authentication.

One Officer shall sign the Securities for the Company by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security. The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture. A Security shall be dated the date of its authentication.

At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery: (1) Initial Securities for original issue on the Issue Date in an aggregate principal amount of $100.0 million, (2) any Additional Securities for original issue from time to time after the Issue Date in such principal amounts as shall be permitted pursuant to Section 2.14 and Section 3.9(a) and (3) any Securities issued in accordance with Section 2.7 hereof, in each case upon its receipt of a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an

Assistant Secretary of the Company (the “Company Order”). Such Company Order shall (i) specify the principal amount of the Securities to be authenticated (ii) specify the date on which the original issue of Securities is to be authenticated, (iii) specify to whom such Securities shall be registered and delivered and (iv) in the case of Additional Securities, certify that such issuance is in compliance with Section 2.14 and 3.9(a). The aggregate principal amount of Initial Securities which may be authenticated and delivered under this Indenture is limited to $100.0 million outstanding. Additionally, the Company may from time to time, without notice to or consent of the Holders, issue Additional Securities in accordance with Section 2.14 and Section 3.9(a) and Securities authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other Securities of the same class pursuant to Section 2.6, Section 2.7, Section 2.9, Section 5.8 and Section 9.5. Notwithstanding anything to the contrary contained in this Indenture, (i) all Securities issued under this Indenture shall vote and consent together on all matters as one class and no series of Securities shall have the right to vote or consent as a separate class on any matter and (ii) the aggregate principal amount of all securities, whether Initial Securities or Additional Securities issued under this Indenture shall not exceed $100.0 million (subject to increase only in accordance with Section 3.9(a) hereof upon a Steering Committee Change of Control).

The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent.

In case the Company or any Subsidiary Guarantor, pursuant to Article IV, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company or any Subsidiary Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article IV, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver Securities as specified in such order for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time outstanding for Securities authenticated and delivered in such new name.

SECTION 2.3. Registrar and Paying Agent.

The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Company shall cause each of the Registrar and the Paying Agent to maintain an office or agency. The Registrar shall keep a register of the Securities and of their transfer and exchange (the “Note Register”). The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company or any of its Restricted Subsidiaries may act as Paying Agent, Registrar, co registrar or transfer agent.

The Company initially appoints the Trustee as Registrar and Paying Agent for the Securities.

SECTION 2.4. Paying Agent to Hold Money in Trust.

By at least 10:00 a.m. (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal or interest when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company or any Subsidiary Guarantor in making any such payment, subject to Article X. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.

SECTION 2.5. Securityholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, or to the extent otherwise required under the TIA, the Company shall furnish to the Trustee, in writing at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.6. Transfer and Exchange

(a) Transfer and Exchange of a Global Security. A Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. A Global Security may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.9 hereof. Every Definitive Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 2.6 or Section 2.7 or 2.9 hereof, shall be authenticated and delivered in the form of Exhibit A attached hereto. A Global Security may not be exchanged for another Security other than as provided in Section 2.1(h) or this Section 2.6(a); however, beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.6(b) hereof.

(b) Transfer and Exchange of Beneficial Interests in a Global Security. The transfer and exchange of beneficial interests in a Global Security shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers of beneficial interests in any Global Security also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

i. Transfer of Beneficial Interests in the same Global Security. Beneficial interests in the same Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(i).

ii. All Other Transfers and Exchanges of Beneficial Interests in a Global Security. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in a Global Security contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount at maturity of the relevant Global Security pursuant to Section 2.6(f) hereof.

(c) Transfer or Exchange of Beneficial Interests in a Global Security for Definitive Securities. If any Holder of a beneficial interest in a Global Security proposes to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security, then, upon satisfaction of the conditions set forth in Section 2.6(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.6(f) hereof, and the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered.

(d) Transfer and Exchange of Definitive Securities for Beneficial Interests in a Global Security. A Holder of a Definitive Security may exchange such Definitive Security for a beneficial interest in a Global Security or transfer such Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in a Global Security at any time. Upon receipt of a request for such an exchange or transfer and the requesting Holder’s presentation or surrender to the Registrar of the Definitive Security duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing, the Trustee shall cancel the Definitive Security and increase or cause to be increased the aggregate principal amount of the applicable Global Security.

(e) Transfer and Exchange of Definitive Initial Securities for Definitive Initial Securities. Upon request by a Holder of a Definitive Security and such Holder’s compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of such Definitive Security. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.

(f) Cancellation and/or Adjustment of a Global Security. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(g) Obligations with Respect to Transfers and Exchanges of Securities.

i. To permit registrations of transfers and exchanges, the Company shall, subject to the other terms and conditions of this Article II, execute and the Trustee shall authenticate the Global Security and Definitive Securities at the Registrar’s or co registrar’s request.

ii. No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Sections 3.4, 3.7, 3.9 or 9.5).

iii. The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Security for a period beginning (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Securities and ending at the close of business on the day of such mailing or (2) 15 days before an interest payment date and ending on such interest payment date.

iv. Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co registrar shall be affected by notice to the contrary.

v. All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

(h) No Obligation of the Trustee. The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in, the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in a Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(i) Trustee Duty. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in a Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.7. Mutilated, Destroyed, Lost or Stolen Securities.

If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8 405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced, then, in the absence of notice to the Company, any Subsidiary Guarantor or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, any Subsidiary Guarantor (if applicable) and any other obligor upon the Securities, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 2.8. Outstanding Securities.

Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 13.6, a Security does not cease to be outstanding in the event the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.9. Temporary Securities.

Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities. After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for Definitive Securities upon surrender of the temporary Securities at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more Definitive Securities representing an equal principal amount of Securities. Until so exchanged, the Holder of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a holder of Definitive Securities.

SECTION 2.10. Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such cancellation to the Company. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation.

SECTION 2.11. Payment of Interest; Defaulted Interest.

Interest on any Security which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 2.3.

Any interest on any Security which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the regular record date by virtue of having been such Holder, and as a result thereof, the interest rate shall increase to a rate equal to one percent (1%) per annum in excess of the then applicable interest rate borne by the Securities and, to the extent lawful, interest shall accrue on such defaulted interest (such defaulted interest, increased interest and interest thereon herein collectively called “Defaulted Interest”) and all of such interest shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

a. The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 30 days after such notice) of the proposed payment (the “Special Interest Payment Date”), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 13.2, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

b. The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Notwithstanding the foregoing, if any such interest payment date (other than an interest payment date at maturity) would otherwise be a day that is not a Business Day, then the interest payment shall be postponed to the next succeeding Business Day (except if that Business Day falls in the next succeeding calendar month, then interest shall be paid on the immediately preceding Business Day). If the maturity date of the Securities is a day that is not a Business Day, all payments to be made on such day shall be made on the next succeeding Business Day, with the same force and effect as if made on the maturity date. In either of such cases, no additional interest shall be payable as a result of such delay in payment.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 2.12. Computation of Interest.

Interest on the Securities shall be computed on the basis of a 360 day year composed of twelve 30 day months.

SECTION 2.13. CUSIP Numbers.

The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such CUSIP numbers.

SECTION 2.14. Issuance of Additional Securities.

The Company shall be entitled to issue, from time to time, Additional Securities under this Indenture solely in connection with a Steering Committee Change in Control pursuant to Section 3.9(a) hereof and solely in the amount provided in pursuant to Section 3.9(a), which shall have identical terms as the Initial Securities issued on the Issue Date (other than with respect to the date of issuance, issue price and amount of interest payable on the first payment date applicable thereto). The Initial Securities issued on the Issue Date and any Additional Securities shall be treated as a single class for all purposes under this Indenture. With respect to any Additional Securities, the Company shall set forth in a resolution of the Board of Directors and an Officers’ Certificate, a copy of each shall be delivered to the Trustee, the following information:

(i) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture; and

(ii) the issue price, the issue date and the “CUSIP” and “ISIN” number of any such Additional Securities and the amount of interest payable on the first payment date applicable thereto.

ARTICLE III

Covenants

SECTION 3.1. Payment of Securities.

The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. With respect to payment of the principal, the Company shall pay the outstanding principal amount of the Securities plus 5.0% of such amount at the Stated Maturity. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the rate specified in Section 2.11 hereof.

Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

SECTION 3.2. Reports and Available Information.

(a) The Company shall make available to the Trustee and the Holders of the Securities, (i) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company (commencing with the fiscal year ended on March 31, 2013), audited annual financial statements and/or reports for such fiscal year and such financials statements (x) to be accompanied by a report and an opinion of an independent public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and (y) to be certified by an Officer of the Company as fairly presenting in all material respects the financial condition, results of operations, equity and cash flows of the Company and its Subsidiaries as of the end of such period in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and (ii) as soon as available, but in any event within 60 days after the end of each fiscal quarter of the Company (commencing with the first full fiscal quarter ended after the date hereof), quarterly financial statements and/or reports for such fiscal quarter certified by an Officer of the Company as fairly presenting in all material respects the financial condition, results of operations, equity and cash flows of the Company and its Subsidiaries as of the end of such period in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes. The Company shall also comply with the other provisions of TIA § 314(a). Posting of the Company’s annual and/or quarterly financial statements to the Company’s website constitutes delivery of such financial statements to the Trustee and the Holders.

(b) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries that, alone or taken together, represent 10% or more of the Consolidated EBITDA of the Company for the most recent four consecutive fiscal quarters (or, if fewer than four consecutive fiscal quarters of the Company have been completed since the Effective Time, the fiscal quarters of the Company that have been completed since the Effective Time) calculated based upon any financial statements delivered to the Trustee and/or Holders, then the quarterly and annual financial information required by Section 3.2(a) shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes to the financial statements, of the financial condition and results of operations of the Company and its Restricted Subsidiaries (excluding any such Unrestricted Subsidiaries).

(c) In addition, the Company shall, for so long as any Securities remain outstanding, (i) comply with the current public information requirements set forth under Rule 144(c) promulgated under the Securities Act in order to allow any Holders that are Affiliates of the Company to be able to sell their Securities in accordance with Rule 144 and (ii) furnish to the Holders and to prospective investors in the Securities, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d) No less than quarterly, the Company shall conduct conference calls led by members of the Company’s senior management team that all Holders shall be invited to participate in and pursuant to which the Company shall provide Holders with relevant updates concerning the operations of the business of the Company and its Subsidiaries and Holders shall have the opportunity to ask questions during all such conference calls.

SECTION 3.3. Limitation on Indebtedness.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; provided, however, that after the occurrence of the Term Loan Payment Date, the Company and the Subsidiary Guarantors may Incur unsecured Indebtedness if on the date of the Incurrence: (1) the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.00 to 1.00; and (2) no Default or Event of Default will have occurred or be continuing or would occur as a consequence of Incurring the Indebtedness or the transactions relating to such Incurrence.

(b) Section 3.3(a) shall not prohibit the Incurrence of the following types of Indebtedness and to the extent not otherwise prohibited hereunder, the following types of Indebtedness are permitted hereunder: (1) Indebtedness and other ABL Obligations of the Company Incurred pursuant to the ABL Credit Agreement and other ABL Loan Documents and Guarantees of Restricted Subsidiaries in respect of the Indebtedness and other ABL Obligations Incurred pursuant to an ABL Credit Agreement and other ABL Documents provided that the aggregate principal amount of the ABL Obligations shall not, at any time, exceed the ABL Cap; (2) Guarantees by the Subsidiary Guarantors of Indebtedness Incurred in accordance with this Indenture; provided that in the event such Indebtedness that is being Guaranteed is a Subordinated Obligation or a Guarantor Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the Subsidiary Guarantee; (3) Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any other Restricted Subsidiary; provided, however, (a) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities; (b) if a Subsidiary Guarantor is the obligor on such Indebtedness and the Company or a Subsidiary Guarantor is not the obligee, such Indebtedness is subordinated in right of payment to the Subsidiary Guarantees of such Subsidiary Guarantor; and (c) (i) any subsequent issuance or transfer of Capital Stock or any other event that results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary of the Company; and (ii) any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary of the Company; shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be; (4) Indebtedness represented by (a) the Securities issued on the Issue Date, any Additional Securities issued thereafter in accordance with Sections 2.14 and 3.9(a) hereof and the Subsidiary Guarantees, (b) any Indebtedness (other than the Indebtedness described in clauses (1), (2), (3), (6), (8), (9), (10) and (11) of this Section 3.3(b)) outstanding on the Issue Date and (c) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this Section 3.3(b)(4) or Section 3.3(b)(5) or Incurred pursuant to Section 3.3(a); (5) Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company or (b) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such Restricted Subsidiary is acquired by the Company, (1) the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.00 to 1.00; and (2) no Default or Event of Default will have occurred or be continuing or would occur as a result of such acquisition; (6) Indebtedness under Interest Rate Agreements; provided, that in the case of such Interest Rate Agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company) and substantially correspond in terms of notional amount, duration, currencies and interest rates, as applicable, to Indebtedness of the Company or its Restricted Subsidiaries Incurred without violation of this Indenture; (7) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations with respect to assets other than Capital Stock or other Investments, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvements of property used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $15.0 million at any time outstanding; (8) Indebtedness Incurred in respect of workers’ compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business; (9) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition; (10) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence; (11) Indebtedness and other Term Loan Obligations of the Company Incurred pursuant to the Term Loan Credit Agreement and other Term Loan Documents and Guarantees of Restricted Subsidiaries in respect of the Indebtedness and other Term Loan Obligations Incurred pursuant to a Term Loan Credit Agreement or other Term Loan Documents provided that the aggregate principal amount of such Term Loan Obligations shall not, at any time, exceed the Term Loan Cap; and (12) in addition to the items referred to in clauses (1) through (11) of this Section 3.3(b), Subordinated Obligations in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this Section 3.3(b)(12) and then outstanding, will not exceed $20.0 million at any time outstanding.

(c) The Company shall not Incur any Indebtedness under Section 3.3(b) if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of the Company unless such Indebtedness shall be subordinated to the Securities to at least the same extent as such Subordinated Obligations. No Subsidiary Guarantor shall Incur any indebtedness if the proceeds thereof are used, directly or indirectly, to refinance any Guarantor Subordinated Obligations of such Subsidiary Guarantor unless such Indebtedness shall be subordinated to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee to at least the same extent as such Guarantor Subordinated Obligations. No Restricted Subsidiary may Incur any Indebtedness if the proceeds are used to refinance Indebtedness of the Company.

(d) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 3.3: (1) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in Sections 3.3(a) or 3.3(b), the Company, in its sole discretion, will classify such item of Indebtedness on the date of Incurrence and only be required to include the amount and type of such Indebtedness in one of such clauses; (2) all Indebtedness outstanding on the date of this Indenture under the ABL Credit Agreement shall be deemed initially Incurred on the Issue Date under clause (1) of Section 3.3(b) and not clause (4) of Section 3.3(b); (3) Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included; (4) if obligations in respect of letters of credit are Incurred pursuant to an ABL Credit Agreement and are being treated as Incurred pursuant to clause (1) of Section 3.3(b) and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included; (5) the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary that is not a Subsidiary Guarantor, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof; (6) Indebtedness permitted by this Section 3.3 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 3.3 permitting such Indebtedness; (7) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP, and (8) all Indebtedness outstanding on the date of this Indenture under the Term Loan Credit Agreement shall be deemed initially incurred on the Issue Date under clause (11) of Section 3.3(b) and not clause (4) of Section 3.3(b). Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock shall not be deemed to be an Incurrence of Indebtedness for purposes of this Section 3.3. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness. For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other

Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the then outstanding principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 3.3, the maximum amount of Indebtedness that the Company may Incur pursuant to this Section 3.3 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such Refinancing.

(e) If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this Section 3.3, the Company shall be in Default of this Section 3.3).

SECTION 3.4. Excess Cash Flow Offer.

(a) From and after the Term Loan Payment Date, the Company shall determine as of each September 30 and the last day of February of each fiscal year, for the period commencing immediately after the end of the prior Excess Cash Flow Period and ending on such date (subject to the last sentence of this Section 3.4(a), each an “Excess Cash Flow Period”), the excess cash flow offer amount (as such amount may be, prior to the ABL Payment Date, limited or reduced (including to zero) pursuant to the terms and conditions of the ABL Loan Documents, the “Excess Cash Flow Offer Amount”) based upon the calculation below:

(1) 75% of any Excess Cash Flow of the Company and its Restricted Subsidiaries on a consolidated basis for such Excess Cash Flow Period if Company’s Consolidated Leverage Ratio for such Excess Cash Flow Period is greater than 3.00 to 1.00.

(2) 50% of any Excess Cash Flow of the Company and its Restricted Subsidiaries on a consolidated basis for such Excess Cash Flow Period if Company’s Consolidated Leverage Ratio for such Excess Cash Flow Period is less than or equal to 3.00 to 1.00 but greater than or equal to 2.00 to 1.00;

(3) 25% of any Excess Cash Flow of the Company and its Restricted Subsidiaries on a consolidated basis for such Excess Cash Flow Period if Company’s Consolidated Leverage Ratio for such Excess Cash Flow Period is less than 2.00 to 1.00 but greater than or equal to 1.50 to 1.00; and

(4) 15% of any Excess Cash Flow of the Company and its Restricted Subsidiaries on a consolidated basis for such Excess Cash Flow Period if Consolidated Leverage Ratio for such Excess Cash Flow Period is less than 1.50 to 1.00;

and, subject, prior to the ABL Payment Date, to the terms and conditions of the ABL Loan Documents, make an offer (an “Excess Cash Flow Offer”) to the Holders, in an amount equal to such Excess Cash Flow Offer Amount, to repurchase, as applicable, all or any part (equal to $1 in principal amount or integral multiples of $1 in excess thereof) of each Holder’s Securities at the purchase price described below; provided, however, that the maximum aggregate price payable in any Excess Cash Flow Offer will not exceed the applicable Excess Cash Flow Offer Amount. The amount of all Excess Cash Flow Offers made pursuant to this Excess Cash Flow provision shall be aggregated for purposes of determining the applicable percentage for any such period. To the extent that the Term Loan Payment Date occurs after the first day of an Excess Cash Flow Period, the Excess Cash Flow for such Excess Cash Flow Period shall be calculated as if the Excess Cash Flow Period commenced on the Term Loan Payment Date (and shall end on the earlier to occur of (x) the following September 30 and (y) the last day of the following February) provided that any Excess Cash Flow arising prior to a Term Loan Payment Date and not used to pay the Term Loan Obligations (because such amount was in excess of the amount necessary to pay the Term Loan Obligations) shall be deemed to arise in the first Excess Cash Flow Period.

(b) In each Excess Cash Flow Offer, the Company will be required to repurchase Securities validly tendered and not withdrawn at a purchase price in cash equal to 102.5% of their principal amount, plus accrued and unpaid interest to but not including the Excess Cash Flow Offer Payment Date, subject to pro-ration in the event of oversubscription and to the right of Holders on the relevant regular record date to receive interest due on an interest payment date falling on or prior to the applicable date of repurchase. Upon completion of each Excess Cash Flow Offer, all Excess Cash Flow in the Excess Cash Flow Offer Amount not used to repurchase Securities may be used to make Restricted Payments in accordance with Section 3.5(a) hereof (such amount not used to repurchase Securities, “Extra Excess Cash Flow”) and the Excess Cash Flow Offer Amount for purposes of this Section 3.4 shall be reset at zero.

(c) If the Company is required to make an Excess Cash Flow Offer as provided in Section 3.4(a) hereof, the Company will mail within 50 days after each September 30 and the last day of each February in each fiscal year, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Excess Cash Flow Offer. Such notice shall state:

(1) that the Excess Cash Flow Offer is being made pursuant to this Section 3.4 and that all Securities tendered will be accepted for payment, subject to pro-ration in the event of oversubscription;

(2) the Excess Cash Flow Offer Amount, the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Excess Cash Flow Offer Payment Date”);

(3) that any Security not tendered will continue to accrue interest;

(4) that Holders electing to have a Security purchased in part pursuant to an Excess Cash Flow Offer may elect to have Security purchased in integral multiples of $1 only; provided that no Securities in denominations of $1 or less may be redeemed or purchased in part;

(5) that, unless the Company defaults in the payment of the Excess Cash Flow Offer Amount, all Securities accepted for payment pursuant to the Excess Cash Flow Offer will cease to accrue interest after the Excess Cash Flow Offer Payment Date;

(6) that Holders electing to have any Securities purchased pursuant to an Excess Cash Flow Offer will be required to surrender the Securities, with the form entitled “Option of Holder to Elect Purchase” attached to the Securities completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Excess Cash Flow Offer Payment Date;

(7) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Excess Cash Flow Offer Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities delivered for purchase, and a statement that such Holder is withdrawing his election to have the Securities purchased; and

(8) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1 in principal amount or an integral multiple of $1 thereof.

(d) If only a portion of a Security is purchased pursuant to an Excess Cash Flow Offer, a new Security in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder thereof upon cancellation of the original Security (or appropriate adjustments to the amount and beneficial interests in a Global Security will be made). Securities (or portions thereof) purchased pursuant to an Excess Cash Flow Offer will be cancelled and cannot be reissued.

(e) If the aggregate principal amount of Securities surrendered by the holders thereof exceeds the amount of Excess Cash Flow Offer Amount, the Trustee shall select the Securities to be purchased on a pro rata basis in authorized denominations of the aggregate principal amount of tendered Securities.

(f) On the Excess Cash Flow Offer Payment Date, the Company will, to the extent lawful:

(1) accept for payment all Securities or portions of Securities properly tendered and not withdrawn pursuant to the Excess Cash Flow Offer;

(2) deposit with the Paying Agent an amount equal to the aggregate purchase price to be paid in such Excess Cash Flow Offer in respect of Securities or portions of Securities properly tendered and not withdrawn; and

(3) deliver or cause to be delivered to the Trustee the Securities properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased by the Company. The Paying Agent will promptly mail or wire transfer to each Holder of Securities or portions of Securities properly tendered and not withdrawn the purchase price payable with respect to such Securities or portions of Securities, and, upon receipt of a Company Order, the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered. Any Security or portion of a Security accepted for payment pursuant to an Excess Cash Flow Offer will cease to accrue interest on and after the Excess Cash Flow Offer Payment Date. The Company will publicly announce the results of any Excess Cash Flow Offer on or as soon as practicable after the Excess Cash Flow Offer Payment Date. Other than as specifically provided in this Section 3.4, any purchase pursuant to this Section 3.4 shall be made pursuant to the provisions of Sections 5.1 through 5.8 hereof.

(g) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to an Excess Cash Flow Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 3.4, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 3.4 by virtue of such compliance.

(h) For the avoidance of doubt, in no event shall the Company be required to make an Excess Cash Flow Offer pursuant to this Section 3.4 to the extent such Excess Cash Flow Offer would, prior to the repayment in full of the ABL Obligations, violate the terms or conditions of the ABL Loan Documents, or result in, with or without notice or lapse of time, a default or event of default under any ABL Loan Document. In no event shall the failure of the Company to make an Excess Cash Flow Offer in accordance with this Section 3.4 and the defined terms in this Indenture related thereto solely as a result of any limitation, restriction or modification thereof or with respect thereto arising from compliance, prior to the repayment in full of the ABL Obligations, with the terms and conditions of the ABL Loan Documents result in a breach or violation of, or constitute a default or event of default under this Indenture, the Collateral Documents or any other material instrument related thereto, to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound.

SECTION 3.5. Limitation on Restricted Payments.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to (1) declare or pay any dividend or make any distribution (whether made in cash, securities or other property) on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except: (A) dividends or distributions payable in Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock of the Company; and (B) dividends or distributions payable to the Company or a

Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of common Capital Stock on a pro rata basis); (2) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary (other than in exchange for Capital Stock of the Company (other than Disqualified Stock)); (3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, Subordinated Obligations or Guarantor Subordinated Obligations (other than the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement); or (4) make any Restricted Investment in any Person; (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (4) of this Section 3.5(a) shall be referred to herein as a “Restricted Payment”), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment: (a) a Default shall have occurred and be continuing (or would result therefrom); or (b) the Term Loan Payment Date has not occurred or (c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Term Loan Payment Date would exceed the sum of (1) the Residual Excess Cash Flow Payment Amount solely for the last Residual Excess Cash Flow Period ended prior to the applicable date of determination, (2) any unused portion of any Residual Excess Cash Flow Payment Amount from any previous Residual Excess Cash Flow Period (for the avoidance of doubt, the Residual Excess Cash Flow Payment Amount may be a negative amount, in which case, such negative amount shall be subtracted from any positive Residual Excess Cash Flow Payment Amount prior to making any Restricted Payments, if any), (3) any Residual Excess Cash Flow Payment Amount arising prior to the Term Loan Payment Date which is not used to pay the Term Loan Obligations (because such amount was in excess of the amount necessary to pay the Term Loan Obligations), (4) Extra Excess Cash Flow and (5) Extra Asset Sale Proceeds.

(b) The provisions of Section 3.5(a) shall not prohibit: (1) after the occurrence of the Term Loan Payment Date, any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock, Disqualified Stock, Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that (a) such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments and (b) the Net Cash Proceeds from such sale of Capital Stock will be excluded from clause (i)(A) of the definition of Excess Cash Flow for purposes of determining any Residual Excess Cash Flow Payment Amount under Section 3.5(a) hereof; (2) (A) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of,

Subordinated Obligations of the Company or (B) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Guarantor Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of Guarantor Subordinated Obligations, in each case, is permitted to be Incurred pursuant to Section 3.3 and that in each case constitutes Refinancing Indebtedness; provided, however, that such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments; (3) after the occurrence of the Term Loan Payment Date, any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of the Company or such Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to Section 3.3 and that in each case constitutes Refinancing Indebtedness; provided, however, that such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments; (4) Intentionally Omitted; (5) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this Section 3.5; provided, however, that such dividends will be included in subsequent calculations of the amount of Restricted Payments; (6) so long as no Default or Event of Default has occurred and is continuing, the Company from: (a) redeeming or repurchasing Capital Stock of the Company held by any existing or former employees or management of the Company or any Subsidiary of the Company or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees; provided that such redemptions or repurchases pursuant to this Section 3.5(b)(6)(a) will not exceed $4.0 million in the aggregate for all such redemptions and repurchases; provided, however, that the amount of any such repurchase or redemption will be included in subsequent calculations of the amount of Restricted Payments; and (b) making loans or advances to employees or directors of the Company or any Subsidiary of the Company the proceeds of which are used to purchase Capital Stock of the Company, in an aggregate amount not in excess of $1.5 million at any one time outstanding; provided, however, that the amount of such loans and advances will be included in subsequent calculations of the amount of Restricted Payments; (7) after the occurrence of the Term Loan Payment Date, so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company issued in accordance with the terms of this Indenture to the extent such dividends are included in the definition of “Consolidated Interest Expense”; provided that the payment of such dividends will be excluded from the calculation of Restricted Payments; (8) repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof; provided, however, that such repurchases will be excluded from subsequent calculations of the amount of Restricted Payments; (9) intentionally omitted; (10) so long as no Default or Event of Default shall have occurred and be continuing, payments, in an amount not to exceed $100,000 in the aggregate, to holders of the Company’s Capital Stock in lieu of issuance of fractional shares of its Capital Stock; provided, that such payments will be excluded from subsequent calculations of the amount of Restricted Payments; (11) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligation or Guarantor Subordinated Obligation (i) at a purchase price not greater than 101% of the principal amount of such

Subordinated Obligation or Guarantor Subordinated Obligation in the event of a Non-Steering Committee Change of Control in accordance with provisions similar to Section 3.9 or (ii) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to Section 3.7; provided that, in each case, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company has made the Non-Steering Committee Change of Control Offer or Asset Disposition Offer, as applicable, as provided in Section 3.7 or Section 3.9 with respect to the Securities and has completed the repurchase or redemption of all Securities validly tendered for payment in connection with such Non-Steering Committee Change of Control Offer or Asset Disposition Offer; (12) after the occurrence of any Term Loan Payment Date, other Restricted Payments in an amount not to exceed $10.0 million; provided that the amount of such Restricted Payments will be included in the calculation of the amount of Restricted Payments; and (13) any Restricted Payment made at or contemporaneously with the Effective Time pursuant to the Plan of Reorganization.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined conclusively by the Board of Directors of the Company acting in good faith whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value is estimated in good faith by the Board of Directors of the Company to exceed $5.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 3.5 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

SECTION 3.6. Limitation on Restrictions on Distributions from Restricted Subsidiaries.

(a) The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to: (1) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock); (2) make any loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or (3) transfer any of its property or assets to the Company or any Restricted Subsidiary.

(b) The provisions of Section 3.6(a) will not prohibit: (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the date of this Indenture, including without limitation, this Indenture, the Subsidiary Guarantee, the Collateral Documents, the Intercreditor Agreement, the ABL Credit Agreement, the ABL Loan Documents, the Term Loan Credit Agreement and the Term Loan Documents; (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Capital Stock or Indebtedness Incurred by a Restricted Subsidiary on or before the date on which such Restricted Subsidiary was acquired by the Company (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or in contemplation of the transaction) and outstanding on such date provided, that any such encumbrance or restriction shall not extend to any assets or property of the Company or any other Restricted Subsidiary other than the assets and property so acquired; (iii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing of Indebtedness Incurred pursuant to an agreement referred to in Section 3.6(b)(i) or (b)(ii) or this Section 3.6(b)(iii) or contained in any amendment to an agreement referred to in Section 3.6(b)(i) or (b)(ii) or this Section 3.6(b)(iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement are no less favorable in any material respect to the Holders of the Securities than the encumbrances and restrictions contained in such agreements referred to in Section 3.6(b)(i) or (b)(ii) on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary, whichever is applicable; (iv) in the case of Section 3.6(b)(iii), any encumbrance or restriction (a) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract; (b) contained in mortgages, pledges or other security agreements permitted under the Indenture securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements; or (c) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary; (v) (a) purchase money obligations for property acquired in the ordinary course of business and (b) Capitalized Lease Obligations permitted under this Indenture, in each case, that impose encumbrances or restrictions of the nature described in clause (3) of Section 3.6(a) on the property so acquired; (vi) any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition; (vii) net worth provisions in leases and other agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business; and (viii) encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order.

SECTION 3.7. Limitation on Sales of Assets and Subsidiary Stock.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless: (1) in the case of any Asset Disposition involving shares or assets having a value equal to or in excess of $1.0 million, the Company or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by the Board of Directors (including the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition; (2) in the case of any Asset Disposition involving shares or assets having a value equal to or in excess of $1.0 million, at least 75% of the consideration from such Asset Disposition received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Restricted Subsidiary, as the case may be (i) to prepay, repay or purchase secured Indebtedness of the Company or secured Indebtedness of a Restricted Subsidiary (other than any Disqualified Stock or Guarantor Subordinated Obligations of a Restricted Subsidiary that is a Subsidiary Guarantor), in each case other than Indebtedness owed to the Company or an Affiliate of the Company (other than to the extent such Indebtedness is permitted under Sections 3.3(b)(1), 3.3(b)(2)(solely with respect to Guarantees under this Agreement), 3.3(b)(4)(a), 3.3(b)(4)(c)(solely with respect to the Securities), Section 3.3(b)(6), Section 3.3(b)(10) and Section 3.3(b)(11)), within 360 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (i), the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased (except, after the ABL Revolver Date, with respect to prepayments or repayments of the ABL Obligations pursuant to this clause (i)) ; or (ii) to invest in Additional Assets within 360 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided that pending the final application of any such Net Available Cash in accordance with Section 3.7(a)(3)(a) or Section 3.7(a)(3)(b) above, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by this Indenture; provided, further, that in the case of an Asset Disposition of Collateral, any cash will be deposited in the Collateral Account or otherwise in accordance with the Intercreditor Agreement.

(b) Any Net Available Cash from Asset Dispositions that are not applied or invested as provided in Section 3.7(a)(3) will be deemed to constitute “Excess Proceeds.” On the 361st day after an Asset Disposition, if the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will be required to make an offer (“Asset Disposition Offer”) to all Holders of Securities to purchase the maximum principal amount of Securities to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Securities plus accrued and unpaid interest to but not including the date of purchase, in accordance with the procedures set forth in this Indenture in denominations of $1 principal amount and integral multiples of $1 in excess thereof. To the extent that the aggregate amount of Securities so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds (x) for general corporate purposes, subject to other covenants contained in this Indenture; provided that to the extent that the assets disposed of in such asset sale constitutes Collateral, any assets purchased with such Excess Proceeds shall be pledged as Collateral pursuant to the Collateral Documents or (y) to make Restricted Payments in accordance with Section 3.5(a) (such Excess Proceeds not so invested, applied or used for general corporate purposes, “Extra Asset Sale Proceeds”). If the aggregate principal amount of

Securities surrendered by holders thereof surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Securities to be purchased on a pro rata basis in authorized denominations of the aggregate principal amount of tendered Securities. Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

(c) (1) The Asset Disposition Offer shall remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Disposition Offer Period”). No later than five Business Days after the termination of the Asset Disposition Offer Period (the “Asset Disposition Purchase Date”), the Company will purchase the principal amount of Securities required to be purchased pursuant to this Section 3.7 (the “Asset Disposition Offer Amount”) or, if less than the Asset Disposition Offer Amount has been so validly tendered, all Securities validly tendered in response to the Asset Disposition Offer.

If the Asset Disposition Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Securities pursuant to the Asset Disposition Offer.

On or before the Asset Disposition Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Securities or portions thereof so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Securities so validly tendered and not properly withdrawn, in each case in denominations of $1 and integral multiples of $1 in excess thereof. The Company will deliver to the Trustee an Officers’ Certificate stating that such Securities or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.7. The Company or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Asset Disposition Offer Period) mail or deliver to each tendering Holder of Securities an amount equal to the purchase price of the Securities so validly tendered and not properly withdrawn by such Holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue a new Security, and the Trustee, upon delivery of a Company Order, will authenticate and mail or deliver such new Security to such Holder, in a principal amount equal to any unpurchased portion of the Security surrendered; provided that each such new Security will be in a principal amount of $1 or an integral multiple of $1 in excess thereof. Any Security not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.

For the purposes of this Section 3.7, the following will be deemed to be cash:

(1)

the assumption by the transferee of Indebtedness (other than Subordinated Obligations or Disqualified Stock) of the Company or Indebtedness of a Restricted Subsidiary (other than Guarantor Subordinated Indebtedness, Guarantor Subordinated Obligations or Disqualified Stock of any Wholly-

Owned Subsidiary that is a Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (in which case the Company will, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with Section 3.7(a)(3)(a)); and

(2)	securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

(d) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 3.7, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue thereof.

SECTION 3.8. Limitation on Affiliate Transactions.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) unless: (1) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate; (2) in the event such Affiliate Transaction involves an aggregate consideration in excess of $1.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the members of such Board of Directors having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in Section 3.8(a)(1)); and (3) in the event such Affiliate Transaction involves an aggregate consideration in excess of $5.0 million, the Company has received a written opinion from an independent investment banking, accounting or appraisal firm of nationally recognized standing that such Affiliate Transaction is not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate.

(b) Section 3.8(a) shall not apply to: (1) any Restricted Payment (other than a Restricted Investment) permitted to be made pursuant to Section 3.5; (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements and other compensation arrangements, options to purchase Capital Stock of the Company, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans and/or indemnity provided on behalf of officers and employees approved by the Board of Directors; (3) loans or advances to employees, officers or directors in the ordinary course of business of the Company or any of its Restricted Subsidiaries but in any event not to exceed $1.5 million in the aggregate outstanding at any one time with respect to all loans or advances made since the Issue Date;

(4) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries and Guarantees issued by the Company or a Restricted Subsidiary for the benefit of the Company or a Restricted Subsidiary, as the case may be, in accordance with Section 3.3; (5) the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, directors of the Company or any Restricted Subsidiary; (6) the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of this Indenture, the Securities or the Term Loan Documents or the ABL Loan Documents; (7) any transaction with an Affiliate in its capacity as ABL Lender, ABL Administrative Agent, Term Loan Lender or Term Loan Administrative Agent; (8) the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any agreement to which the Company or any of its Restricted Subsidiaries is a party as of or on the Issue Date and identified on a schedule to this Indenture on the Issue Date, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification, supplement, extension or renewal entered into after the Issue Date will be permitted to the extent that its terms are not more less favorable to the holders of the Securities than the terms of the agreements in effect on the Issue Date; (9) the issuance of Capital Stock (other than Disqualified Stock) of the Company to any Affiliate; (10) entrance into and performance of any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business or approved by the Board of Directors in good faith; (11) the Restructuring Transactions and (12) Exit Equity Documents.

SECTION 3.9. Change of Control.

(a) Upon the occurrence of a Steering Committee Change of Control, unless the Company has exercised its right to redeem all of the Securities in accordance with Article V, the Company shall automatically increase the principal amount of the Securities by an amount equal to ten percent (10%) of the principal amount then outstanding on the date of the Steering Committee Change of Control and shall issue Additional Securities (to the then existing holders of the Securities on a pro rata basis consistent with such Holder’s holdings at such time) in such increased amount in accordance with the procedures set forth in Section 2.14 hereof.

(b) Upon the occurrence of a Non-Steering Committee Change of Control, unless the Company has exercised its right to redeem all of the Securities in accordance with Article V, each Holder will have the right to require the Company to repurchase all or any part (equal to $1 of principal amount or integral multiples of $1 thereof) of such Holder’s Securities at a purchase price in cash equal to 110% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

Within 30 days following any Non-Steering Committee Change of Control unless the Company has exercised its right to redeem Securities under Section 5.1, the Company will mail a notice (the “Non-Steering Committee Change of Control Offer”) to each Holder, with a copy to the Trustee, stating:

(1) that a Non-Steering Committee Change of Control has occurred and that such Holder has the right to require the Company to purchase such holder’s Securities at a purchase price in cash equal to 110% of the principal amount of such Securities plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) (the “Non-Steering Committee Change of Control Payment”);

(2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Non-Steering Committee Change of Control Payment Date”); and

(3) the procedures determined by the Company, consistent with this Indenture, that a holder must follow in order to have its Securities repurchased.

On the Non-Steering Committee Change of Control Payment Date, the Company will, to the extent lawful: (1) accept for payment all Securities or portions of Securities (equal to $1 of principal amount or integral multiples of $1 thereof) properly tendered pursuant to the Non-Steering Committee Change of Control Offer; (2) deposit with the Paying Agent an amount equal to the Non-Steering Committee Change of Control Payment in respect of all Securities or portions of Securities so tendered; and (3) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased by the Company.

The Paying Agent will promptly mail or deliver to each holder of Securities so tendered the Non-Steering Committee Change of Control Payment for such Securities, and upon receipt of a Company Order, the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security will be in a principal amount of $1 or integral multiples of $1 in excess thereof.

If the Non-Steering Committee Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to holders who tender pursuant to the Non-Steering Committee Change of Control Offer.

The Company will not be required to make a Non-Steering Committee Change of Control Offer upon a Non-Steering Committee Change of Control if a third party makes the Non-Steering Committee Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 3.9 applicable to a Non-Steering Committee Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Non-Steering Committee Change of Control Offer.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 3.9. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in this Indenture by virtue of the conflict.

SECTION 3.10. Limitation on Sale of Capital Stock of Restricted Subsidiaries.

The Company will not, and will not permit any Restricted Subsidiary to, transfer, convey, sell, lease or otherwise dispose of any Voting Stock of any Restricted Subsidiary or, with respect to a Restricted Subsidiary, to issue any of its Voting Stock (other than, if necessary, shares of its Voting Stock constituting directors’ qualifying shares) to any Person except: (1) to the Company or a Wholly-Owned Subsidiary; (2) in compliance with Section 3.7 and immediately after giving effect to such issuance or sale, such Restricted Subsidiary would continue to be a Restricted Subsidiary or (3) for the transfers, conveyances, sales, leases, dispositions or issuances occurring at or contemporaneously with the Effective Time pursuant to the Plan of Reorganization.

Notwithstanding the preceding paragraph, the Company or any Restricted Subsidiary may sell all the Voting Stock of a Restricted Subsidiary as long as the Company or any Restricted Subsidiary complies with the terms of Section 3.7.

SECTION 3.11. Limitation on Liens.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) that secures obligations under any Indebtedness on any asset or property of the Company or such Restricted Subsidiary, including any Guarantee of such Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom. In addition, if the Company or any Subsidiary Guarantor, directly or indirectly, shall create, incur, or suffer to exist any Lien securing ABL Obligations or the Term Loan Obligations, the Company or such Subsidiary Guarantor, as the case may be, must concurrently grant a Lien on such property to secure the Obligations under the Securities, this Indenture and the Collateral Documents provided that such Liens have the priority specified in the Intercreditor Agreement and are otherwise subject to Permitted Liens.

SECTION 3.12. Future Subsidiary Guarantors.

After the Issue Date, the Company will cause each Restricted Subsidiary that is organized under the laws of the United States of America, any State thereof or the District of Columbia to execute and deliver to the Trustee a supplemental indenture, substantially in the form of Exhibit C hereto, pursuant to which such Restricted Subsidiary shall unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest in respect of the Securities on a senior secured basis and all other obligations of the Company under this Indenture. Notwithstanding the foregoing, in the event (a) a Subsidiary Guarantor is released and discharged in full from all of its obligations under its Guarantees of (1) the ABL Credit Agreement or the Term Loan Credit Agreement and (2) all other Indebtedness of the Company and its Restricted Subsidiaries and (b) such Subsidiary Guarantor has not Incurred any Indebtedness in reliance on its status as a Subsidiary Guarantor under Section 3.3 or such Subsidiary Guarantor’s obligations under such Indebtedness are satisfied in full and discharged or are otherwise permitted to be Incurred by a Restricted Subsidiary (other than a Subsidiary Guarantor) under Section 3.3(b), then the Subsidiary Guarantee of such Subsidiary Guarantor shall be automatically and unconditionally released and discharged.

The obligations of each Subsidiary Guarantor shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any Guarantees under the ABL Credit Agreement and the Term Loan Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

Each Subsidiary Guarantee shall only be released in accordance with Article XI.

Each Restricted Subsidiary that becomes a Subsidiary Guarantor on or after the Issue Date shall also become a party to the applicable Collateral Documents and the Intercreditor Agreement and shall as promptly as practicable execute and deliver such security instruments, financing statements, Mortgages (in substantially the same form as those executed and delivered with respect to the Collateral) and certificates and opinions of counsel (to the extent, and substantially in the form, delivered on the Issue Date (but in no greater scope)) as may be necessary to vest in the Collateral Agent or Control Agent, as applicable, a perfected security interest) having the priority specified in the Intercreditor Agreement subject to no Liens other than Permitted Liens in properties and assets that constitute Collateral as security for the Securities or the Subsidiary Guarantees and as may be necessary to have such property or asset added to the applicable Collateral as required under the Collateral Documents and this Indenture, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such properties and assets to the same extent and with the same force and effect; provided, however, that if granting such perfected third priority (or any other priority as permitted under the Intercreditor Agreement) security interest, as applicable, in any such property or asset requires the consent of a third party, the Company shall use commercially reasonable efforts to obtain such consent; provided, further, however, that if after the use of commercially reasonable efforts, such third party does not consent to such perfected security interest on an asset or property that would constitute as immaterial portion of the Collateral, Subsidiary Guarantor shall not be required to provide such security interest.

SECTION 3.13. Limitation on Lines of Business.

The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Related Business.

SECTION 3.14. Maintenance of Office or Agency.

The Company shall maintain an office or agency where the Securities may be presented or surrendered for payment, where, if applicable, the Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The corporate trust office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company shall give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made at the corporate trust office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation. The Company shall give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

SECTION 3.15. Corporate Existence.

Subject to Article IV and Section 11.2, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of each Restricted Subsidiary and the corporate rights (charter and statutory) licenses and franchises of the Company and each Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such existence (except the Company), right, license or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and each of its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, disadvantageous in any material respect to the Holders; and provided, further, the Company may merge in accordance with Section 4.1 and Section 11.2.

SECTION 3.16. Financial Maintenance Covenant.

The Company will not permit the Consolidated Net Leverage Ratio, determined as of the end of each fiscal quarter (commencing with the first fully completed fiscal quarter following the Issue Date), to exceed the ratio set forth for the applicable period below:

Period	Ratio
Issue Date to (but not including) the one-year anniversary of the Issue Date	6.5 to 1.0
One-year anniversary of the Issue Date to (but not including) the two-year anniversary of the Issue Date	5.5 to 1.0
Two-year anniversary of the Issue Date to (but not including) the three-year anniversary of the Issue Date	4.5 to 1.0
Three-year anniversary of the Issue Date to Stated Maturity	4.0 to 1.0

SECTION 3.17. Compliance Certificate

The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during such previous fiscal year. If they do, the certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA § 314(a)(4).

SECTION 3.18. Further Instruments and Acts.

Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 3.19. Payments for Consent.

Neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any Holder of any Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or is paid to all Holders of the Securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

SECTION 3.20. Statement by Officers as to Default.

The Company shall deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the actions which the Company is taking or proposes to take with respect thereto.

SECTION 3.21. Rating of Notes.

Within sixty (60) days of the Issue Date, the Company shall use commercially reasonable efforts to have the Securities rated by at least two (2) rating agencies chosen by the Company.

ARTICLE IV

Successor Company

SECTION 4.1. Merger and Consolidation.

The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person (other than, as applicable, such mergers, conveyances, transfers, and leases occurring at or contemporaneously with the Effective Time pursuant to the Plan of Reorganization), unless:

(1) the resulting, surviving or transferee Person (the “Successor Company”) will be a corporation or limited liability company organized or formed, as the case may be, and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by supplemental indenture or other documentation or instruments, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities, this Indenture, the Collateral Documents (as applicable) and the Intercreditor Agreement and shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the Successor Company, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;

(2) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3) immediately after giving effect to such transaction, (1) the Consolidated Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be at least 2.00 to 1.00; and (2) no Default or Event of Default will have occurred or be continuing or would occur as a consequence of such transaction;

(4) unless the Company is the Successor Company, each Subsidiary Guarantor (unless it is the other party to the transactions above, in which case clause (1) and Section 11.2 shall apply) shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person’s obligations in respect of this Indenture and the Securities and its obligations under the, Collateral Documents and the Intercreditor Agreement shall continue to be in effect and shall cause such amendments, supplements or other instruments to be executed, filed, and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by such Subsidiary Guarantor, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions; and

(5) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture and, if any supplement to any Collateral Document is required in connection with such transaction, such supplement complies with the applicable provisions of this Indenture.

For purposes of this Section 4.1, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The predecessor Company (if not the Successor Company) shall be released from its obligations under, and the Successor Company will succeed to, be substituted for, and may exercise every right and power of the Company under this Indenture, the Collateral Documents (as applicable) and the Intercreditor Agreement, but, in the case of a lease of all or substantially all of its assets, the predecessor Company shall not be released from the obligation to pay the principal of and interest on the Securities and a Subsidiary Guarantor will not be released from its obligations under its Subsidiary Guarantee. The Successor Company shall cause such amendments, supplements or other instruments to be executed, delivered, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the Successor Company, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions, provided that in the case of a lease of all or substantially all its assets, the predecessor Company will not be released from the obligation to pay the principal of and interest on the Securities.

The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, the Collateral Documents (as applicable) and the Intercreditor Agreement, but the predecessor Company in the case of a conveyance, transfer or lease of all or substantially all its assets will not be released from the obligation to pay the principal of and interest on the Securities. Solely for the purpose of computing amounts described in clause (i) of the definition of Excess Cash Flow for purposes of calculating permitted Restricted Payments under Section 3.5(a) hereof, the Successor Company shall only be deemed to have succeeded and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets.

Notwithstanding the preceding clause (3), (x) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (y) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax benefits; provided that, in the case of a Restricted Subsidiary that merges into the Company, the Company will not be required to comply with the preceding clause (5).

ARTICLE V

Redemption of Securities

SECTION 5.1. Redemption.

The Securities may or shall, as the case may be, be redeemed, as a whole or from time to time in part, at a purchase price of 105% (with the exception of Non-Steering Committee Change of Control Payments, Excess Cash Flow payments under Section 3.4 hereof, Asset Disposition Offers under Section 3.7 hereof and Steering Committee Change of Control payments under Section 3.9(a) hereof, in each case, which shall have a different purchase price pursuant to the applicable provisions hereof), subject to the conditions and specified in the form of Securities set forth in Exhibit A hereto, which is hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest to the Redemption Date.

SECTION 5.2. Applicability of Article.

Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

SECTION 5.3. Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities pursuant to Section 5.1 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, upon not less than 30 and not more than 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 5.4.

SECTION 5.4. Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities are to be redeemed at any time pursuant to an optional redemption, the particular Securities to be redeemed shall be selected not more than 90 days prior to the Redemption Date by the Trustee, from the outstanding Securities not previously called for redemption, in compliance with the requirements of the principal securities exchange, if any, on which such Securities are listed, or, if such Securities are not so listed, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate (and in such manner as complies with applicable legal requirements and Applicable Procedures) and which may provide for the selection for redemption of portions of the principal of the Securities; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $1.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

SECTION 5.5. Notice of Redemption.

Notice of redemption shall be given in the manner provided for in Section 13.2 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed. The Trustee shall give notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the Company shall deliver to the Trustee, at least 45 days prior to the Redemption Date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the following items.

All notices of redemption shall state:

(1) the Redemption Date,

(2) the applicable redemption price and the amount of accrued interest to the Redemption Date payable as provided in Section 5.7, if any,

(3) if less than all outstanding Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be Outstanding after such partial redemption,

(4) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

(5) that on the Redemption Date the applicable redemption price (and accrued interest, if any, to the Redemption Date payable as provided in Section 5.7) will become due and payable upon each such Security, or the portion thereof, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on Securities called for redemption (or the portion thereof) will cease to accrue on and after said date,

(6) the place or places where such Securities are to be surrendered for payment of the applicable redemption price and accrued interest, if any,

(7) the name and address of the Paying Agent,

(8) that Securities called for redemption must be surrendered to the Paying Agent to collect the applicable redemption price,

(9) the CUSIP number, and that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Securities, and

(10) the paragraph of the Securities pursuant to which the Securities are to be redeemed.

SECTION 5.6. Deposit of Redemption Price.

Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.4) an amount of money sufficient to pay the redemption price of, and accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 5.7. Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the redemption price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the redemption price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the redemption price, together with accrued interest, if any, to the Redemption Date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Securities.

SECTION 5.8. Securities Redeemed in Part.

Any Security which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 3.14 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and upon receipt of a Company Order, the Trustee shall authenticate and deliver to the Holder of such Security at the expense of the Company, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered, provided, that each such new Security will be in a principal amount of $1 or integral multiples of $1 in excess thereof.

ARTICLE VI

Defaults and Remedies

SECTION 6.1. Events of Default.

An “Event of Default” occurs if:

(1) the Company defaults in any payment of interest or additional interest on any Security when due, continued for 30 days, whether or not such payment is otherwise prohibited by this Indenture;

(2) the Company defaults in the payment of principal of or premium, if any, on any Security when due at its Stated Maturity, upon optional redemption, upon required repurchase (upon an offer to repurchase or otherwise), upon declaration or otherwise, whether or not such payment shall be otherwise prohibited by this Indenture;

(3) the Company or any Subsidiary Guarantor fails to comply with Article IV or Section 11.2 of this Indenture;

(4) the Company fails to comply with Section 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13, 3.14, 3.15, 3.17, 3.18 and 3.19 (in each case other than a failure to repurchase Securities when required pursuant to Sections 3.4, 3.7 or 3.9 of this Indenture, which failure shall constitute an Event of Default under Section 6.1(2) and other than a failure to comply with Article IV or Section 11.2 which failure shall constitute an Event of Default under Section 6.1(3)) and such failure continues for 30 days after the notice specified below;

(5) the Company or any Subsidiary Guarantor defaults in the performance of or a breach by the Company of any other covenant or agreement in this Indenture, the Collateral Documents, the Intercreditor Agreement or under the Securities (other than those referred to in (1), (2), (3) or (4) above) and such default continues for 60 days after the notice specified below;

(6) there is a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (“Payment Default”) or (b) results in the acceleration of such Indebtedness prior to its maturity (the “cross acceleration provision”) and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more or its foreign currency equivalent at the time;

(7) the Company or a Significant Subsidiary or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law (as defined below):

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian (as defined below) of it or for any substantial part of its property; or

(D) makes a general assignment for the benefit of its creditors;

(E) generally is not paying its debts as they become due; or

(F) takes any comparable action under any foreign laws relating to insolvency;

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary in an involuntary case;

(B) appoints a Custodian of the Company or any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary or for any substantial part of its property; or

(C) orders the winding up or liquidation of the Company or any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary; or

(D) any similar relief is granted under any foreign laws and the order, decree or relief remains unstayed and in effect for 60 days;

(9) the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary fails to pay final, non-appealable judgments aggregating in excess of $15.0 million or its foreign currency equivalent at the time (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days;

(10) any Subsidiary Guarantee, Collateral Document or obligation under the Intercreditor Agreement of a Subsidiary Guarantor ceases to be in full force and effect (except as contemplated by the terms hereof and under by the terms of the Subsidiary Guarantees) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor denies or disaffirms its obligations under this Indenture, its Subsidiary Guarantee, any Collateral Document or the Intercreditor Agreement and the Company fails to cause such Subsidiary Guarantor to rescind such denials or disaffirmations within 30 days; or

(11) with respect to any Collateral having a fair market value in excess of $5.0 million, individually or in the aggregate, (A) the failure of the security interest with respect to such Collateral under the Collateral Documents, at any time, to be perfected and in full force and effect for any reason other than in accordance with their terms and the terms of this Indenture or the Intercreditor Agreement and other than the satisfaction in full of all obligations under the Indenture and discharge of this Indenture if such Default continues for 60 days or (B) the assertion by the Company or any Subsidiary Guarantor, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

However, a Default under clause (4), (5) or 11(A) or (B) of this Section 6.1 shall not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified in said clause (4), (5) or 11(A) or (B) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Default or Event of Default under clauses (3), (4), (5), (6), (7), (8), (9), (10) or (11) of this Section 6.1, which such notice shall contain the status thereof and a description of the action being taken or proposed to be taken by the Company in respect thereof.

SECTION 6.2. Acceleration.

If an Event of Default (other than an Event of Default specified in Section 6.1(7) or (8)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Securities to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest shall be immediately due and payable. In the event of a declaration of acceleration of the Securities because an Event of Default set forth in Section 6.1(6) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to Section 6.1(6) shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the Holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Securities would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of principal, premium or interest on the Securities that has become due solely because of such acceleration, have been cured or waived. If an Event of Default specified in Section 6.1(7) or (8) with respect to the Company occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Securities will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 6.3. Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities, this Indenture, the Subsidiary Guarantees, the Collateral Documents or the Intercreditor Agreement.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.4. Waiver of Past Defaults.

Notwithstanding anything to the contrary set forth in Section 316(a) of the TIA (the provisions of which are hereby excluded), the Holders of a majority in principal amount of the outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes) Securities by notice to the Trustee may (a) waive an existing Default or Event of Default and its consequences except a Default or Event of Default in the payment of the principal of, or premium, if any, or interest on a Security and (b) rescind any such acceleration with respect to the Securities and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

SECTION 6.5. Control by Majority.

Notwithstanding anything to the contrary set forth in Section 316(a) of the TIA (the provisions of which are hereby excluded), the Holders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or the Collateral Agent or of exercising any trust or power conferred on the Trustee or the Collateral Agent. However, the Trustee or the Collateral Agent, as the case may be, may refuse to follow any direction that conflicts with law or this Indenture, the Securities, the Subsidiary Guarantees, the Collateral Documents or the Intercreditor Agreement or, subject to Sections 7.1 and 7.2, that the Trustee or the Collateral Agent determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee or the Collateral Agent in personal liability; provided, however, that the Trustee or the Collateral Agent may take any other action deemed proper by the Trustee or the Collateral Agent that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee or the Collateral Agent shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.6. Limitation on Suits.

Subject to the provisions of this Indenture relating to the duties of the Trustee or the Collateral Agent, if an Event of Default occurs and is continuing, the Trustee or the Collateral Agent will be under no obligation to exercise any of the rights or powers under this Indenture, the Securities, the Subsidiary Guarantees, the Collateral Documents and the Intercreditor Agreement at the request or direction of any of the Holders unless such Holders have offered to the Trustee or the Collateral Agent reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless (subject to the Intercreditor Agreement):

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in aggregate principal amount of the then outstanding Securities have requested the Trustee to pursue the remedy;

(3) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) the Holders of a majority in aggregate principal amount of the then outstanding Securities have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

SECTION 6.7. Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture (including, without limitation, Section 6.6), the right of any Holder to receive payment of principal of, premium (if any) or interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8. Collection Suit by Trustee.

If an Event of Default specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.

SECTION 6.9. Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company, its Subsidiaries or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, moneys, securities and any other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. Priorities.

The Trustee shall pay out any money or property received by it from the Collateral Agent, whether pursuant to the foreclosure or other remedial provisions contained in the Collateral Documents or the Intercreditor Agreement (including any money or property deposited into one or more accounts under the control of the Control Agent) or otherwise, in the following order:

FIRST: to the Trustee and Collateral Agent for amounts due under Section 7.7 and to the Collateral Agent for fees and expenses incurred, and any other amounts due, under the Collateral Documents or the Intercreditor Agreement;

SECOND: to holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD: to the Company or, to the extent the Trustee receives any amount for any Subsidiary Guarantor, to such Subsidiary Guarantor;

provided, however, that the payments set forth above shall be made subject to the Intercreditor Agreement.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in the then outstanding principal amount of the Securities.

ARTICLE VII

Trustee

SECTION 7.1. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and the Trustee shall use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default (in the case of the Trustee):

(1) the Trustee and Collateral Agent undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee and Collateral Agent; and

(2) in the absence of bad faith on its part, the Trustee and Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and Collateral Agent and conforming to the requirements of this Indenture, the Securities, the Subsidiary Guarantees, the Collateral Documents or the Intercreditor Agreement, as applicable. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee and Collateral Agent, the Trustee and Collateral Agent shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture, the Securities, the Subsidiary Guarantees, the Collateral Documents or the Intercreditor Agreement, as the case may be.

(c) The Trustee and Collateral Agent may not be relieved from liability for, in the case of the Trustee, its own negligent action, its own negligent failure to act or its own willful misconduct (or, in the case of the Collateral Agent, its own grossly negligent action or grossly negligent failure to act or its own willful misconduct), except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section;

(2) the Trustee and Collateral Agent shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent or Collateral Agent was grossly negligent in ascertaining the pertinent facts; and

(3) the Trustee and Collateral Agent shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

(d) Every provision of this Indenture that in any way relates to the Trustee and Collateral Agent is subject to paragraphs (a), (b) and (c) of this Section.

(e) The Trustee and Collateral Agent shall not be liable for interest on any money received by it except as the Trustee and Collateral Agent may agree in writing with the Company.

(f) Money held in trust by the Trustee and Collateral Agent need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture, the Securities, the Subsidiary Guarantees, the Collateral Documents or the Intercreditor Agreement shall require the Trustee and Collateral Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

(i) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(j) The Trustee and Collateral Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee and Collateral Agent security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

SECTION 7.2. Rights of Trustee.

(a) Subject to Section 7.1, the Trustee and Collateral Agent may rely upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee and Collateral Agent need not investigate any fact or matter stated in the document.

(b) Before the Trustee and Collateral Agent acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee and Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers’ Certificate or Opinion of Counsel.

(c) The Trustee and Collateral Agent may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee and Collateral Agent shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee and Collateral Agent’s conduct does not constitute willful misconduct or negligence (or gross negligence in the case of the Collateral Agent).

(e) The Trustee and Collateral Agent may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture, the Securities, the Subsidiary Guarantees, the Collateral Documents or the Intercreditor Agreement shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder or under the Securities, the Subsidiary Guarantees, the Collateral Documents or the Intercreditor Agreement in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(g) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by Company Order, as the case may be.

(h) The Trustee and Collateral Agent shall not be liable for the actions or omissions of the Company, Subsidiary Guarantors, or any other Person and without limiting the foregoing, the Trustee and Collateral Agent shall not be under any obligation to monitor, evaluate or verify compliance by the Company, Subsidiary Guarantor with the terms hereof, the Intercreditor Agreement or the Collateral Documents, or to verify or independently determine the accuracy of information received by the Trustee or Collateral Agent from the Company (or from any selling institution, agent bank, trustee or similar source) with respect to the Collateral.

(i) Any permissive right of the Trustee and Collateral Agent to take or refrain from taking actions enumerated in this Indenture, the Intercreditor Agreement or the Collateral Documents shall not be construed as a duty.

(j) To the extent permitted by applicable law, the Trustee and Collateral Agent shall not be required to give any bond or surety in respect of the execution of this Indenture or otherwise.

(k) The Trustee and Collateral Agent shall not be deemed to have notice or knowledge of any matter unless a Trust Officer has actual knowledge thereof or unless written notice thereof is received by the Trustee and Collateral Agent at the corporate trust office and such notice references the Securities generally, the Company or this Indenture. Whenever reference is made in this Indenture to a Default or an Event of Default such reference shall, insofar as determining any liability on the part of the Trustee is concerned, be construed to refer only to a Default or an Event of Default of which the Trustee is deemed to have knowledge in accordance with this paragraph.

(l) The Trustee and Collateral Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control.

(m) To help fight the funding of terrorism and money laundering activities, the Trustee and Collateral Agent will obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Trustee and Collateral Agent. The Trustee and Collateral Agent will ask for the name, address, tax identification number and other information that will allow the Trustee and Collateral Agent to identify the individual or entity who is establishing the relationship or opening the account. The Trustee and Collateral Agent may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided.

(n) To the extent not inconsistent herewith, the rights, protections, immunities and indemnities afforded to the Trustee pursuant to this Indenture also shall be afforded to the Collateral Agent.

(o) In no event will the Trustee or Collateral Agent be liable to any Person for any special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee or Collateral Agent has been advised of the likelihood of such loss or damage.

SECTION 7.3. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, the Subsidiary Guarantors or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.4. Trustee’s Disclaimer.

The Trustee and Collateral Agent shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Securities, the Subsidiary Guarantees, the Collateral Documents or the Intercreditor Agreement, it shall not be accountable for the Company’s use of the Securities or the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the issuance of the Securities or in the Securities other than the Trustee’s certificate of authentication.

SECTION 7.5. Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium (if any), or interest on any Security (including payments pursuant to the optional redemption or required repurchase provisions of such Security, if any), the Trustee may withhold the notice if and so long as its board of directors, a committee of its board of directors or a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

SECTION 7.6. Reports by Trustee to Holders.

As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA § 313(a). The Trustee also shall comply with TIA § 313(b). The Trustee shall also transmit by mail all reports required by TIA § 313(c).

A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

SECTION 7.7. Compensation and Indemnity.

The Company and the Subsidiary Guarantors shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Company and the Subsidiary Guarantors shall pay to the Collateral Agent from time to time reasonable compensation for its services hereunder and under the Collateral Documents. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee and Collateral Agent upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Securityholders and reasonable costs of counsel retained by the Trustee and Collateral Agent in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s and Collateral Agent’s agents, counsel, accountants and experts. The Company shall indemnify the Collateral Agent, any predecessor Collateral Agent, the Trustee or any predecessor Trustee in each of its capacities hereunder and each of their officers, directors, employers, counsel and agents against any and all loss, liability or expense (including, but not limited to, reasonable attorneys’ fees and expenses) incurred by it without negligence (or gross negligence in the case of the Collateral Agent) or bad faith on its part in connection with the administration of this trust and the performance of its duties hereunder and under the Securities, the Subsidiary Guarantees, the Collateral Documents and the Intercreditor Agreements, including the costs and expenses of enforcing this Indenture (including this Section 7.7), the Securities, the Subsidiary Guarantees, the Collateral Documents and the Intercreditor Agreement and of defending itself against any claims (whether asserted by any Securityholder, the Company or otherwise). The Collateral Agent and the Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Collateral Agent and the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Collateral Agent and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel provided that the Company shall not be required to pay such fees and expenses if it assumes the Collateral Agent’s or Trustee’s defense, as the case may be, and, in the reasonable judgment of outside counsel to the Trustee or the Collateral Agent, as the case may be, there is no conflict of interest between the Company and the Trustee or Collateral Agent, as the case may be, in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Collateral Agent and the Trustee through their own willful misconduct, negligence (or gross negligence in the case of the Collateral Agent) or bad faith.

To secure the Company’s payment obligations hereunder, the Collateral Agent and the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities. The right of the Collateral Agent and the Trustee to receive payment of any amounts due under this Section 7.7 shall not be subordinate to any other liability or Indebtedness of the Company.

The Company’s payment obligations pursuant to this Section and any lien arising hereunder shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.8. Replacement of Trustee.

The Trustee may resign at any time by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Securities may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor Trustee. The Company shall remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under Bankruptcy Law;

(3) a Custodian, receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting as trustee hereunder.

If the Trustee resigns or is removed by the Company or by the Holders of a majority in aggregate principal amount of the then outstanding Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

SECTION 7.9. Successor Trustee by Merger.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10. Eligibility; Disqualification.

The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11. Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

SECTION 7.12. Limitation on Duty of Trustee and Collateral Agent in Respect of Collateral; Indemnification.

(a) Beyond the exercise of reasonable care in the custody thereof, neither the Trustee nor the Collateral Agent shall have any duty as to any Collateral in their possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and neither the Trustee nor the Collateral Agent shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral unless otherwise directed in writing by Holders of at least a majority in aggregate principal amount of the Securities then outstanding. The Trustee and the Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in their possession if the Collateral is accorded treatment substantially equal to that which they accord their own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee or the Collateral Agent in good faith.

(b) Neither the Trustee nor the Collateral Agent shall have any duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the Securities, the Subsidiary Guarantees, the Collateral Documents or the Intercreditor Agreement by the Company, the Subsidiary Guarantors, or any other Person.

ARTICLE VIII

Discharge of Indenture; Defeasance

SECTION 8.1. Discharge of Liability on Securities; Defeasance.

(a) Subject to Section 8.1(c), when (i)(x) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.7) for cancellation or (y) all outstanding Securities not theretofore delivered for cancellation have become due and payable, whether at maturity or upon redemption or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company and the Company or any Subsidiary Guarantor irrevocably deposits or causes to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders money in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as shall be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, (ii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under the ABL Credit Agreement, Term Loan Credit Agreement, or any other material instrument (other than this Indenture) to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound; (iii) the Company or any Subsidiary Guarantor has paid or caused to be paid all sums payable to the Trustee under this Indenture and the Securities; and (iv) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Securities at maturity or the Redemption Date, as the case may be, then the Trustee shall acknowledge satisfaction and discharge of this Indenture and release of all Liens on the Collateral with respect to the Securities on demand of the Company (accompanied by an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Company.

(b) Subject to Sections 8.1(c) and 8.2, the Company at its option and at any time may terminate (i) all the obligations of the Company and any Subsidiary Guarantor under the Securities, this Indenture, the Collateral Documents and the Intercreditor Agreement, and cause the release of all Liens on the Collateral granted under the Collateral Documents (“legal defeasance option”) or (ii) the obligations of the Company and any Subsidiary Guarantor under Sections 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13, 3.16, 3.19, and 4.1(3) and the Company and the Subsidiary Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant or provision, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or provision or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply with such covenants or provisions shall not constitute a Default or an Event of Default under Section 6.1(3) and 6.1(4) and the operation of Sections 6.1(6), 6.1(7) (but only with respect to a Significant Subsidiary), 6.1(8) (but only with respect to a Significant Subsidiary), 6.1(9) and 6.1(10), and the events specified in such Sections shall no longer constitute an Event of Default (clauses (ii) being referred to as the “covenant defeasance option”), but except as specified above, the remainder of this Indenture, the Securities, the Collateral Documents and the Intercreditor Agreement shall be unaffected thereby. The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option or covenant defeasance option, the Subsidiary Guarantees in effect at such time shall terminate and the Liens on Collateral shall terminate and shall be released with respect to the Securities.

If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.1(4), 6.1(5), 6.1(6), 6.1(7) (but only with respect to a Significant Subsidiary), 6.1(8) (but only with respect to a Significant Subsidiary), 6.1(9), 6.1(10) or 6.1(11) or because of the failure of the Company to comply with Section 4.1(3).

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c) Notwithstanding the provisions of Sections 8.1(a) and (b), the Company’s obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 2.10, 3.1, 3.14, 3.15, 3.17, 3.18, 6.7, 7.7, 7.8, and in this Article VIII shall survive until the Securities have been paid in full. Thereafter, the Company’s obligations in Sections 7.7, 8.4 and 8.5 shall survive.

SECTION 8.2. Conditions to Defeasance.

The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(1) the Company irrevocably deposits in trust with the Trustee (i) for the benefit of the Holders money in U.S. dollars or U.S. Government Obligations or a combination thereof for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be and (ii) all accrued and unpaid amounts owing to the Trustee and the Collateral Agent;

(2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity;

(3) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default with respect to this Indenture resulting from the incurrence of Indebtedness, all or a portion of which will be used to defease the Securities concurrently with such incurrence);

(4) such legal defeasance or covenant defeasance shall not result in a breach or violation of or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(5) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (A) the Securities and (B) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and that no Holder of the Securities is an insider of the Company, after 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ right generally;

(6) the deposit does not constitute a default under any other agreement binding on the Company and is not otherwise prohibited by this Indenture;

(7) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(8) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and legal defeasance had not occurred;

(9) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred; and

(10) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities and this Indenture as contemplated by this Article VIII have been complied with.

SECTION 8.3. Application of Trust Money.

The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

SECTION 8.4. Repayment to Company.

The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them upon payment of all the obligations under this Indenture.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal of or interest on the Securities that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

SECTION 8.5. Indemnity for U.S. Government Obligations.

The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.6. Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company and each Subsidiary Guarantor under this Indenture, the Securities, the Subsidiary Guarantees, the Collateral Documents and the Intercreditor Agreement shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company or the Subsidiary Guarantors has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company or the Subsidiary Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE IX

Amendments

SECTION 9.1. Without Consent of Holders.

The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture, the Securities, the Subsidiary Guarantees, the Collateral Documents and the Intercreditor Agreement without notice to or consent of any Securityholder:

(1) to cure any ambiguity, omission, defect or inconsistency;

(2) to comply with (i) Article IV in respect of the assumption by a Successor Company of an obligation of the Company under this Indenture, the Securities, the Collateral Documents and the Intercreditor Agreement and (ii) Article IV and Article XI in respect of the assumption by a Person of the obligations of a Subsidiary Guarantor under its Subsidiary Guarantee, this Indenture, the Collateral Documents and the Intercreditor Agreement;

(3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

(4) to add Guarantees with respect to the Securities or to release a Subsidiary Guarantor upon its designation as an Unrestricted Subsidiary; provided, however, that the designation is in accordance with the applicable provisions of this Indenture;

(5) to add additional assets as Collateral to secure the Securities and Subsidiary Guarantees;

(6) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

(7) to make any change that does not adversely affect the rights of any Securityholder;

(8) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA;

(9) to release Liens in favor of the Collateral Agent in the Collateral as provided under Section 10.7 or otherwise in accordance with the terms of this Indenture, Collateral Documents or the Intercreditor Agreement; or

(10) provide for the appointment of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of this Indenture.

After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section. A consent to any amendment, supplement or waiver under the Indenture by any Securityholder given in connection with a tender of such Securityholder’s Security shall not be rendered invalid by such tender.

Holders shall be deemed to have consented for purposes of the Collateral Documents and the Intercreditor Agreement to any of the following amendments, waivers and other modifications to the Collateral Documents and the Intercreditor Agreement:

(i) (A) to add other parties (or any authorized agent thereof or trustee therefor) holding Indebtedness that is incurred in compliance with the ABL Credit Agreement and this Indenture and the Collateral Documents and (B) to establish that the Liens on any Collateral securing such Indebtedness shall be pari passu under the Intercreditor Agreement with the Liens on such Collateral securing the obligations under the ABL Credit Agreement and senior to the Liens on such Collateral securing any obligations under this Indenture and the Securities, all on the terms provided for in the Intercreditor Agreement in effect immediately prior to such amendment;

(ii) (A) to add other parties (or any authorized agent thereof or trustee therefor) holding Indebtedness that is incurred in compliance with the Term Loan Credit Agreement and this Indenture and the Collateral Documents and (B) to establish that the Liens on any Collateral securing such Indebtedness shall be pari passu under the Intercreditor Agreement with the Liens on such Collateral securing the obligations under the Term Loan Credit Agreement and senior to the Liens on such Collateral securing any obligations under this Indenture and the Securities, all on the terms provided for in the Intercreditor Agreement in effect immediately prior to such amendment;

(iii) to effectuate the release of assets included in the Collateral from the Liens securing the Securities (x) if all other Liens on those assets securing the Obligations (including all commitments thereunder) under the ABL Credit Agreement, Term Loan Credit Agreement and other Indebtedness are released (other than in connection with a cancellation or termination of the ABL Credit Agreement or the Term Loan Credit Agreement, in each case, without a replacement thereof) and otherwise in accordance with the Intercreditor Agreement or (y) if those assets are owned by a Subsidiary that is a Subsidiary Guarantor and that Subsidiary Guarantor is released from its Guarantee in accordance with the terms of this Indenture;

(iv) (A) to establish that the Liens on any ABL Credit Agreement securing any Indebtedness replacing the ABL Credit Agreement permitted to be incurred under Section 3.3(b)(1) and other first and second priority obligations described under the Intercreditor Agreement shall be senior to the Liens securing any obligations under this Indenture, the Securities and the Subsidiary Guarantees, and any obligations under this Indenture, the Securities and the Subsidiary Guarantees shall continue to have the same priority specified in the Intercreditor Agreement and (B) to establish that the Liens on any Term Loan Credit Agreement securing any Indebtedness replacing the Term Loan Credit Agreement permitted to be incurred under Section 3.3(b)(11) and other first and second priority obligations described under the Intercreditor Agreement shall be senior to the Liens securing any obligations under this Indenture, the Securities and the Subsidiary Guarantees, and any obligations under this Indenture, the Securities and the Subsidiary Guarantees shall continue to have the same priority specified in the Intercreditor Agreement on the Collateral; and

(v) upon any cancellation or termination of the ABL Credit Agreement and/or Term Loan Credit Agreement, in each case, without a replacement thereof, to establish that the Collateral shall have the priority specified in the Intercreditor Agreement.

Any such additional party and the Trustee and the Collateral Agent shall be entitled to conclusively rely upon an Officer’s Certificate certifying that Indebtedness was issued or borrowed in compliance with the ABL Credit Agreement, the Term Loan Credit Agreement, this Indenture and the Collateral Documents.

SECTION 9.2. With Consent of Holders.

The Company and the Trustee may amend or supplement this Indenture, the Securities, the Subsidiary Guarantees, the Collateral Documents and the Intercreditor Agreement with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). Subject to clause (a)(6) of Section 10.7, any past default or compliance with the provisions of this Indenture, the Securities, the Subsidiary Guarantees, the Collateral Documents or the Intercreditor Agreement (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on a Security (except in accordance with Section 6.4)) may be waived with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). However, without the consent of each Securityholder of an outstanding Security affected, an amendment, supplement or waiver may not:

(1) reduce the principal amount of Securities whose Holders must consent to an amendment;

(2) reduce the stated rate of or extend the time for payment of interest on any Security or reduce the amount of interest payments that are payable in cash;

(3) reduce the principal of or extend the Stated Maturity of any Security;

(4) reduce the premium payable upon the redemption of any Security including, without limitation, the price at which Securities are redeemable under Sections 3.4(b), 3.7(b), 3.9(a), 3.9(b) or 5.1 or change the time at which any Security may be redeemed in accordance with this Indenture;

(5) make any Security payable in money other than that stated in the Security;

(6) impair the right of any Holder to receive payment of principal of, premium, if any, and interest on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;

(7) make any change to the amendment provisions which require each Holder’s consent or to the waiver provisions; or

(8) modify the Subsidiary Guarantees in any manner adverse to the Holders of the Securities; and

(9) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in compliance with the terms thereof.

In addition, without the consent of the Securityholders of at least 75% in aggregate principal amount of Securities then outstanding, no amendment, supplement or waiver may (1) modify any Collateral Document or the provisions in this Indenture dealing with Collateral Documents or application of trust moneys in any manner, taken as a whole, materially adverse to the Securityholders or otherwise release any Collateral other than in accordance with this Indenture, the Collateral Documents and the Intercreditor Agreement or (2) modify the Intercreditor Agreement in any manner adverse to the Securityholders in any material respect other than in accordance with the terms of this Indenture, the Collateral Documents and the Intercreditor Agreement.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.3. Compliance with Trust Indenture Act.

Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.4. Revocation and Effect of Consents and Waivers.

A consent to an amendment, supplement or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder unless it makes a change described in clauses (1) through (9) of Section 9.2, in which case the amendment, supplement or waiver or other action shall bind each Securityholder who has consented to it and every subsequent Securityholder that evidences the same debt as the consenting Securityholder’s Securities. An amendment or waiver made pursuant to Section 9.2 shall become effective upon receipt by the Trustee of the requisite number of written consents.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.

SECTION 9.5. Notation on or Exchange of Securities.

If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 9.6. Trustee To Sign Amendments.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing any amendment, supplement or waiver pursuant to this Article IX, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Sections 7.1 and 7.2) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that (i) such amendment, supplement or waiver is authorized or permitted by this Indenture, (ii) all conditions precedent thereto have been complied with and (iii) to the extent applicable, a statement that such supplemental indenture does not adversely affect the rights of any Securityholder. Notwithstanding the foregoing, no Opinion of Counsel will be required for the Trustee to execute any amendment or supplement adding a new Subsidiary Guarantor under this Indenture.

ARTICLE X

Collateral and Security

SECTION 10.1. The Collateral.

(a) The due and punctual payment of the principal of, premium, if any, and interest on the Securities and the Subsidiary Guarantees thereof when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent lawful), if any, on the Securities and the Subsidiary Guarantees thereof and performance of all other obligations under this Indenture, including, without limitation, the obligations of the Company set forth in Section 7.7 and Section 8.6 herein, and the Securities and the Subsidiary Guarantees thereof and the Collateral Documents, shall be secured by Liens and security interests having the priority specified in the Intercreditor Agreement in the Collateral subject to no Liens other than Permitted Liens as provided in the Collateral Documents which the Company and the Subsidiary Guarantors, as the case may be, have entered into simultaneously with the execution of this Indenture and shall be secured by all Collateral Documents hereafter delivered as required or permitted by this Indenture, the Collateral Documents and the Intercreditor Agreement; provided that the Collateral shall exclude certain items of property, as provided in the Collateral Documents (collectively, the “Excluded Collateral”).

(b) The Company and the Subsidiary Guarantors hereby agree that the Collateral Agent or the Control Agent, as applicable, shall hold the Collateral in trust for the benefit of all of the Holders and the Trustee, in each case pursuant to the terms of the Collateral Documents and the Intercreditor Agreement and the Collateral Agent is hereby authorized and directed to execute and deliver the Collateral Documents and the Intercreditor Agreement.

(c) Each Holder, by its acceptance of any Securities and the Subsidiary Guarantees thereof, consents and agrees to the terms of the Collateral Documents and the Intercreditor Agreement (including, without limitation, the provisions providing for foreclosure) as the same may be in effect or as may be amended from time to time in accordance with their terms and authorizes and directs the Collateral Agent to enter into and perform its obligations and exercise its rights under the Collateral Documents and the Intercreditor Agreement in accordance therewith.

(d) The Trustee and each Holder, by accepting the Securities and the Subsidiary Guarantees thereof, acknowledges that, as more fully set forth in the Collateral Documents and the Intercreditor Agreement, the Collateral as now or hereafter constituted shall be held for the benefit of all the Holders, the Collateral Agent and the Trustee, and that the Lien of this Indenture and the Collateral Documents in respect of the Trustee and the Holders is subject to and qualified and limited in all respects by the Collateral Documents and the Intercreditor Agreement and actions that may be taken thereunder. In the event of conflict between the Intercreditor Agreement and this Indenture, the Intercreditor Agreement shall control.

(e) In connection with exercising any right, power or discretionary duty hereunder or under the Intercreditor Agreement, or under the Collateral Documents (for purposes of this clause, the “Agreements”), unless otherwise expressly provided under the Agreements, the Collateral Agent and Trustee shall be entitled to rely upon the direction of a majority of the Securityholders. The Collateral Agent and Trustee shall not have any liability for taking any action at the direction of such majority, or for any failure or delay of any such parties to provide timely direction to the Collateral Agent or Trustee. Notwithstanding any other provision of the Agreements, (i) any such direction shall not conflict with any rule of law or with the Agreements and (ii) the Collateral Agent or Trustee shall not be required to take any action that it determines might involve it in liability (unless the Collateral Agent or Trustee has received satisfactory indemnity against such liability).

SECTION 10.2. Further Assurances.

(a) The Company shall, and shall cause each Subsidiary Guarantor to, at their sole expense, do or cause to be done all acts which may be reasonably necessary, whether or not requested by the Collateral Agent, to confirm that the Collateral Agent or Control Agent, as applicable, holds, for the benefit of the Holders and the Trustee, duly created, enforceable and perfected Liens in the Collateral in accordance with the Collateral Documents and having the priority specified in the Intercreditor Agreement free of all Liens other than Permitted Liens.

(b) As necessary, or upon request of the Collateral Agent, Control Agent or the Trustee, the Company and the Subsidiary Guarantors shall, at their sole expense, execute, acknowledge and deliver such documents and instruments and take such other actions, which may be necessary, or as the Collateral Agent, Control Agent or the Trustee may reasonably request, to assure, perfect, transfer and confirm the property and rights and priority of Liens created or intended to be created by the Collateral Documents, including with respect to after-acquired Collateral, to the extent required thereunder. If the Company or such Subsidiary fails to do so, the Collateral Agent is hereby irrevocably authorized and empowered, with full power of substitution, to execute, acknowledge and deliver such Collateral Documents, the Intercreditor Agreement, instruments, certificates, notices and other documents and, subject to the provisions of the Collateral Documents and the Intercreditor Agreement, take such other actions in the name, place and stead of the Company or such Subsidiary, but the Collateral Agent shall have no obligation to do so and no liability for any action taken or omitted by it in good faith in connection therewith.

SECTION 10.3. Impairment of Security Interest.

Neither the Company nor any of its Restricted Subsidiaries shall take or omit to take any action which would materially adversely affect or impair the Liens in favor of the Collateral Agent and the Holders with respect to the Collateral. Neither the Company nor any of its Restricted Subsidiaries shall grant to any Person, or permit any Person to retain (other than the Collateral Agent), any interest whatsoever in the Collateral, other than Permitted Liens. Neither the Company nor any of its Restricted Subsidiaries shall enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted by this Indenture, the Securities, the Subsidiary Guarantees, the Collateral Documents and the Intercreditor Agreement. The Company shall, and shall cause each Subsidiary Guarantor to, at its sole cost and expense, execute and deliver all such agreements and instruments as necessary, or as the Trustee or Collateral Agent reasonably requests, to more fully or accurately describe the assets and property intended to be Collateral or the obligations intended to be secured by the Collateral Documents.

SECTION 10.4. After-Acquired Property.

Subject to Permitted Liens and the terms of the Collateral Documents, upon the acquisition by the Company or any Subsidiary Guarantor after the Issue Date of (1) any after-acquired equipment or fixtures which constitute accretions, additions or technological upgrades to the equipment or fixtures that form part of the Collateral, (2) any material Additional Assets that are required to become Collateral pursuant to Section 3.7 or otherwise, or (3) with regard to any after acquired real property that has a fair market value of at least $1.0 million, the Company or such Subsidiary Guarantor shall execute and deliver (i) with regard to any real property, the items described under Section 10.5 within 60 days of the date of acquisition and (ii) to the extent required by the Collateral Documents, any information, documentation or other certificates as may be necessary to vest in the Collateral Agent or Control Agent, as applicable, a perfected security interest, subjected only to Permitted Liens, in such after-acquired property (other than Excluded Collateral) and to have such after-acquired property added to the Collateral, and thereupon all provisions of this Indenture, the Securities, the Collateral Documents and the Intercreditor Agreement relating to the Collateral shall be deemed to relate to such after-acquired property to the same extent and with the same force and effect.

Upon the acquisition by the Company or any Subsidiary Guarantor of any after-acquired assets that would constitute Collateral after the Issue Date, the Company or such Subsidiary Guarantor shall execute and deliver any information, documentation or other instruments, and shall take such further actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents) as may be necessary to vest in the Collateral Agent or Control Agent, as applicable, a perfected security interest, subject to Permitted Liens, in such after-acquired property in substantially the same form, to the same extent and substantially concurrently as the ABL Administrative Agent and Term Loan Administrative Agent, except that the Collateral Agent shall have a perfected lien in such Collateral in accordance with the Collateral Documents and having the priority specified in the Intercreditor Agreement.

SECTION 10.5. Real Estate Mortgages and Filings.

With respect to any fee interest in real property interests (a) identified in a Schedule 1 to the Indenture owned by the Company or a Subsidiary Guarantor on the Issue Date, within a reasonable time after the Issue Date, but in no event later than one hundred twenty (120) days after the Issue Date, or such later date as the Control Agent (other than the Collateral Agent) may reasonably determine with respect to the ABL Loan Documents or the Term Loan Documents, without any requirement for authorization or direction of such extension by any Holder, or (b) acquired by the Company or a Subsidiary Guarantor after the Issue Date that is required to be subject to a Mortgage pursuant to Section 10.4(3) and/or Section 10.5 hereof, within one hundred twenty (120) days after such real property is acquired, or such later date as the Control Agent (other than the Collateral Agent) may reasonably determine with respect to the ABL Loan Documents or the Term Loan Documents, without any requirement for authorization or direction of such extension by any Holder (individually and collectively, the “Premises”):

(1) the Company shall deliver to the Collateral Agent, as mortgagee or beneficiary, as applicable, fully executed counterparts of Mortgages, duly executed by the Company or the applicable Subsidiary Guarantor, together with evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage (and payment of any taxes or fees in connection therewith) as may be necessary to create a valid, perfected Lien against the properties purported to be covered thereby having the priority specified in the Intercreditor Agreement and free of all other Liens other than Permitted Liens;

(2) the Collateral Agent shall have received mortgagee’s title insurance policies in favor of the Collateral Agent, as mortgagee for the ratable benefit of itself and the Trustee, the holders of the Securities, in the form necessary, with respect to the property purported to be covered by such Mortgage, to insure that the interests created by the Mortgage constitute valid and perfected Liens on such property having the priority specified in the Intercreditor Agreement and free and clear of all Liens, defects and encumbrances other than Permitted Liens, each such title insurance policy to be in an amount at least equal to the outstanding principal amount of the Securities or otherwise reasonably acceptable to the Required Holders and such policies shall also include such endorsements and affirmative coverages as is customary for similarly situated properties and shall be accompanied by evidence of the payment in full of all premiums thereon; and

(3) the Company shall cause each Subsidiary Guarantor to, deliver to the Collateral Agent, with respect to each of the covered Premises, such filings, surveys (or any updates or affidavits that the title company may reasonably require as necessary to issue the title insurance policies), local counsel opinions, landlord agreements and fixture filings, along with such other documents, instruments, certificates and agreements as shall be necessary to create, evidence or perfect a valid Lien on such property subject to a Mortgage having the priority specified in the Intercreditor Agreement and free of all other Liens other than Permitted Liens; provided that no local counsel opinions will be required in connection with the creation of a valid Lien on the Premises pursuant to clause (a) above.

SECTION 10.6. Leasehold Interests.

Without limiting the provisions of Section 4.11 of the Security Agreement, with respect to any leasehold interest and other occupancy interests in certain real property (individually and collectively, the “Leased Premises”) leased or otherwise occupied by the Company or a Subsidiary Guarantor on the Issue Date or leased or otherwise occupied by the Company or a Subsidiary Guarantor after the Issue Date, the Company shall use its reasonable efforts to obtain, or shall cause each Subsidiary Guarantor to use its reasonable efforts to obtain and deliver to the Collateral Agent, with respect to each of the covered Leased Premises, any landlord waiver, collateral access agreement or other agreement from the landlord, warehouseman or other party controlling such Leased Premises, if, and to the extent that, any such agreement has been delivered to the ABL Administrative Agent or Term Loan Administrative Agent with respect to such Leased Premises pursuant to the ABL Loan Documents or Term Loan Documents, as applicable, in form and substance satisfactory to the Collateral Agent, between such Collateral Agent and (i) any other person in possession of any Collateral and (ii) any landlord of the Company or any Subsidiary Guarantor where any Collateral is located.

SECTION 10.7. Release of Liens on the Collateral.

(a) The Liens on the Collateral shall be released with respect to the Securities and the Subsidiary Guarantees, as applicable:

(1) in whole, upon payment in full of the principal of, together with accrued and unpaid interest and premium, if any, on the Securities;

(2) in whole, upon satisfaction and discharge of this Indenture;

(3) in whole, upon a legal defeasance as set forth in Section 8.1(b) hereof;

(4) in part, as to any property constituting Collateral (A) that is sold or otherwise disposed of by the Company or any of the Subsidiary Guarantors in a transaction permitted by Section 3.7 and by the Collateral Documents (to the extent of the interest sold or disposed of) or otherwise permitted by this Indenture and the Collateral Documents; (B) that is cash or Net Available Cash withdrawn from the Collateral Account for any one or more purposes permitted by Section 3.7(a) or for any other expenditures not prohibited by the Indenture; (C) upon any release, sale or disposition (other than in connection with a cancellation or termination of the ABL Credit Agreement or Term Loan Agreement without a replacement thereof) of such Collateral pursuant to the terms of the ABL Credit Agreement or Term Loan Credit Agreement resulting in the release of the Lien on such Collateral securing the ABL Credit Agreement or Term Loan Agreement; or (D) otherwise in accordance with, and as expressly provided for under, the Indenture or the Intercreditor Agreement;

(5) in whole as to all Collateral that is owned by a Subsidiary Guarantor that is released from its Subsidiary Guarantee in accordance with this Indenture; and

(6) with the consent of holders of seventy-five percent (75%) in aggregate principal amount of the Securities (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of Securities);

provided, that, in the case of any release in whole pursuant clauses (1) through (3) above, all amounts owing to the Trustee under this Indenture, the Securities, the Subsidiary Guarantees, the Collateral Documents and the Intercreditor Agreement have been paid.

(b) To the extent required herein, the Company and each Subsidiary Guarantor shall furnish to the Trustee, prior to each proposed release of such Collateral pursuant to the Collateral Documents and the Indenture, an Officers’ Certificate and an Opinion of Counsel as required under Section 13.4 (i) requesting such release and (ii) to the effect that all conditions precedent provided for in this Indenture and the Collateral Documents to such release have been complied with.

(c) Upon compliance by the Company or the Subsidiary Guarantors, as the case may be, with the conditions precedent set forth above, the Trustee or the Collateral Agent shall promptly cause to be released and reconveyed to the Company, or its Subsidiary Guarantors, as the case may be, the released Collateral in accordance with the directions of the Company, or its Subsidiary Guarantor, as the case may be.

(d) The release of any Collateral from the terms of the Collateral Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof or affect the Lien of this Indenture or the Collateral Documents if and to the extent the Collateral is released pursuant to this Indenture, the Collateral Documents or the Intercreditor Agreement or upon the termination of this Indenture. The Trustee and each of the Holders acknowledge that a release of any Collateral or a Lien in accordance with the terms of the Collateral Documents (including the Intercreditor Agreement) and of this Section 10 will not be deemed for any purpose to be in contravention of the terms of this Indenture. Any Person that is required to deliver an Officers’ Certificate or Opinion of Counsel pursuant to Section 314(d) of the Trust Indenture Act shall be entitled to rely upon the foregoing as a basis for delivery of such certificate or opinion.

(e) Notwithstanding any provision to the contrary herein, as and when requested by the Company, the Trustee shall instruct the Collateral Agent to execute and deliver Uniform Commercial Code financing statement amendments or releases (which shall be prepared by the Company) solely to the extent necessary to delete Excluded Collateral from the description of assets in any previously filed financing statements. If requested in writing by the Company, the Trustee shall instruct the Collateral Agent to execute and deliver such documents, instruments or statements (which shall be prepared by the Company) and to take such other action as the Company may request to evidence or confirm that Excluded Collateral described in the immediately preceding sentence has been released from the Liens of each of the Collateral Agreements. The Collateral Agent shall execute and deliver such documents, instruments and statements and shall take all such actions promptly upon receipt of such instructions from the Trustee.

SECTION 10.8. Authorization of Actions to be Taken by the Trustee or the Collateral Agent Under the Collateral Documents.

(a) Subject to the provisions of the Collateral Documents and the Intercreditor Agreement and unless otherwise expressly provided herein or therein, each of the Trustee or the Collateral Agent may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, and shall, at the direction of a majority of the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of its rights or any of the rights of the Holders under the Collateral Documents and the Intercreditor Agreement and (ii) collect and receive any and all amounts payable in respect of the Collateral in respect of the obligations of the Company and the Subsidiaries hereunder and thereunder. Subject to the provisions of the Collateral Documents and the Intercreditor Agreement, the Trustee or the Collateral Agent shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents, the Intercreditor Agreement or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interest and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Trustee).

(b) The Trustee or the Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence (or gross negligence in the case of the Collateral Agent), bad faith or willful misconduct on the part of the Trustee or the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. Notwithstanding the foregoing, the Trustee or the Collateral Agent shall have no responsibility for recording, filing, re-recording or refiling any financing statement, continuation statement, document, instrument or other notice in any public office at any time or times or to otherwise take any action to perfect or maintain the perfection of any security interest granted to it under the Collateral Documents or otherwise unless so directed in writing by Holders of at least a majority in aggregate principal amount of the Securities then outstanding.

(c) Where any provision of this Indenture requires that additional property or assets be added to the Collateral, the Company and each Subsidiary Guarantor shall deliver to the Trustee or the Collateral Agent the following:

(i) a request from the Company that such Collateral be added;

(ii) the form of instrument adding such Collateral, which, based on the type and location of the property subject thereto, shall be in substantially the form of the applicable Collateral Documents entered into on the date of this Indenture, with such changes thereto as the Company shall consider appropriate, or in such other form as the Company shall deem proper; provided that any such changes or such form are administratively satisfactory to the Trustee or the Collateral Agent;

(iii) an Officers’ Certificate to the effect that the Collateral being added is in the form, consists of the assets and is in the amount or otherwise has the fair market value required by this Indenture; and

(iv) an Officers’ Certificate and Opinion of Counsel to the effect that all conditions precedent provided for in this Indenture to the addition of such Collateral have been complied with, which Opinion of Counsel shall also opine as to the creation and perfection of the Collateral Agent’s Lien on such Collateral and as to the due authorization, execution and delivery, validity and enforceability of the Collateral Document being entered into; and

(v) such financing statements, if any, as the Company shall deem necessary to perfect the Collateral Agent’s security interest in such Collateral.

(d) The Trustee or the Collateral Agent, in giving any consent or approval under the Collateral Documents or the Intercreditor Agreement, shall be entitled to receive, as a condition to such consent or approval, an Officers’ Certificate to the effect that the action or omission for which consent or approval is to be given does not violate this Indenture, the Collateral Documents or the Intercreditor Agreement, and the Trustee or the Collateral Agent shall be fully protected in giving such consent or approval on the basis of such Officers’ Certificate.

SECTION 10.9. Collateral Accounts.

(a) The Trustee, Collateral Agent and the Control Agent, as applicable, are authorized to receive any funds for the benefit of the Holders distributed under, and in accordance with, the Collateral Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture, the Collateral Documents and the Intercreditor Agreement.

(b) The Collateral Agent or the Control Agent, as applicable, shall establish the Collateral Accounts when and as needed. Such Collateral Accounts shall at all times thereafter until this Indenture shall have terminated, be maintained with, and under the sole control of, the Collateral Agent or Control Agent, as applicable, subject to the Intercreditor Agreement. The Collateral Accounts shall be trust accounts and shall be established and maintained by the Collateral Agent or Control Agent, as applicable, at one of its corporate trust offices and all Collateral shall be credited thereto. All cash and Cash Equivalents received by the Trustee and/or Collateral Agent and/or Control Agent from awards or proceeds pursuant to the Collateral Documents, including earnings, revenues, rents, issues, profits and income from the Collateral received pursuant to the Collateral Documents, shall be deposited in the Collateral Account, and thereafter shall be held, applied and/or disbursed by the Trustee or the Collateral Agent, as applicable, in accordance with the terms of this Indenture (including, without limitation, Sections 3.7, 6.10 and 10.9(a)) and the Intercreditor Agreement. In connection with any and all deposits to be made into the Collateral Accounts under this Indenture, the Collateral Documents or the Intercreditor Agreement, the Trustee and/or the Collateral Agent and/or Control Agent, as applicable, shall receive an Officers’ Certificate identifying which Collateral Account shall receive such deposit and directing the Trustee and/or the Collateral Agent and/or Control Agent to make such deposit.

(c) Subject to the Intercreditor Agreement, pending the distribution of funds in the Collateral Accounts in accordance with the provisions hereof and provided that no Event of Default shall have occurred and be continuing, the Company may direct the Trustee and/or the Collateral Agent to invest such funds in Cash Equivalents specified in such direction, such investments to mature by the times such funds are needed hereunder and such direction to certify that such funds constitute Cash Equivalents and that no Event of Default shall have occurred and be continuing. Subject to the Intercreditor Agreement, so long as no Event of Default shall have occurred and be continuing, the Company may direct the Trustee and/or the Collateral Agent to sell, liquidate or cause the redemption of any such investments, such direction to certify that no Event of Default shall have occurred and be continuing. Any gain or income on any investment of funds in the Collateral Accounts shall be credited to such Collateral Account. Neither the Trustee nor the Collateral Agent shall have any liability for any loss incurred in connection with any investment or any sale, liquidation or redemption thereof made in accordance with the provisions of this Section 10.9(c).

SECTION 10.10. Filing, Recording and Opinions.

Notwithstanding anything to the contrary herein, the Company and its Subsidiaries shall not be required to comply with all or any portion of Trust Indenture Act Section 314(d) if they determine, in good faith, that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the SEC or its staff, including “no action” letters or exemptive orders whether issued to the Company or any other Person, all or any portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released Collateral. The Company’s right to rely on the above will be conditioned upon the Company’s delivering an Officers’ Certificate to the Trustee within 30 calendar days following the end of each six-month period beginning on June 15 and December 15 of each year, to the effect that all such releases and withdrawals during the preceding six-month period were in the ordinary course of the Company’s or the Subsidiary Guarantors’ business.

ARTICLE XI

Subsidiary Guarantee

SECTION 11.1. Subsidiary Guarantee.

Subject to the provisions of this Article XI, each Subsidiary Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each Holder of the Securities, to the extent lawful, and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foregoing law), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities on the Securities and all other obligations of the Company under this Indenture, the Collateral Documents and the Intercreditor Agreement (all the foregoing being hereinafter collectively called the “Guarantor Obligations”). Each Subsidiary Guarantor agrees that the Guarantor Obligations shall rank equally in right of payment with other Indebtedness of such Subsidiary Guarantor, except to the extent such other Indebtedness is expressly subordinated to the Guarantor Obligations, in which case the Guarantor Obligations shall rank senior in right of payment to such other Indebtedness. Each Subsidiary Guarantor further agrees (to the extent permitted by law) that the Guarantor Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under this Article XI notwithstanding any extension or renewal of any Guarantor Obligation.

Each Subsidiary Guarantor waives (to the extent lawful) presentation to, demand of payment from and protest to the Company of any of the Guarantor Obligations and also waives (to the extent lawful) notice of protest for nonpayment. Each Subsidiary Guarantor waives (to the extent lawful) notice of any default under the Securities or the Guarantor Obligations. The obligations of the Guarantor hereunder shall not be affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guarantor Obligations or any of them; (e) the failure of any Holder to exercise any right or remedy against any other Subsidiary Guarantor; or (f) any change in the ownership of the Company.

Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guarantor Obligations.

Except as set forth in Section 3.12, Section 11.2 and Article VIII, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guarantor Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not (to the extent lawful) be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantor Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not (to the extent lawful) be discharged or impaired or otherwise affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under this Indenture, the

Securities, the Collateral Documents, the Intercreditor Agreement or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities, the Collateral Documents, the Intercreditor Agreement or any other agreement; (d) the release of any security held by any Holder or the Collateral Agent for the Guarantor Obligations or any of them; (e) the failure of any Holder to exercise any right or remedy against any other Subsidiary Guarantor; (f) any change in the ownership of the Company; (g) any default, failure or delay, willful or otherwise, in the performance of the Guarantor Obligations, or (h) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

Each Subsidiary Guarantor agrees that its Subsidiary Guarantee herein shall remain in full force and effect until payment in full of all the Guarantor Obligations or such Subsidiary Guarantor is released from its Subsidiary Guarantee in compliance with Section 3.12, Section 11.2 and Article VIII. Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any of the Guarantor Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay any of the Guarantor Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid amount of such Guarantor Obligations then due and owing and (ii) accrued and unpaid interest on such Guarantor Obligations then due and owing (but only to the extent not prohibited by law) (including interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Company or any Subsidiary Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Guarantor Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantor Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Guarantor Obligations, such Guarantor Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purposes of this Subsidiary Guarantee.

Each Subsidiary Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under this Section.

The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into any Person (other than the Company or another Subsidiary Guarantor) and shall not permit the conveyance, transfer or lease of substantially all of the assets of any Subsidiary Guarantor unless: (1) if such entity remains a Subsidiary Guarantor, (a) the resulting, surviving or transferee Person (the “Successor Guarantor”) shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia; (b) the Successor Guarantor, if other than such Subsidiary Guarantor, expressly assumes in writing by supplemental indenture (and other applicable documents), executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee, the Indenture, the Collateral Documents (as applicable) and the Intercreditor Agreement and shall cause such amendments, supplements or other instruments to be executed, filed, and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the Successor Guarantor, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions; (c) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Guarantor or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Guarantor or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and (d) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with this Indenture; and (2) the transaction is made in compliance with Section 3.7 of this Indenture.

Notwithstanding the foregoing, any Subsidiary Guarantor may merge with or into or transfer all or part of its properties and assets to another Subsidiary Guarantor or the Company or merge with a Restricted Subsidiary of the Company solely for the purpose of reincorporating the Subsidiary Guarantor in a State of the United States or the District of Columbia, as long as the amount of Indebtedness of such Subsidiary Guarantor and its Restricted Subsidiaries is not increased thereby.

SECTION 11.2. Limitation on Liability; Termination, Release and Discharge.

The obligations of each Subsidiary Guarantor hereunder shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any guarantees under the ABL Loan Documents and Term Loan Documents) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture or as set forth below, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

(a) A Subsidiary Guarantee by a Subsidiary Guarantor will be automatically and unconditionally released and discharged, and each Subsidiary Guarantor and its obligations under the Subsidiary Guarantee, this Indenture, the Collateral Documents and the Intercreditor Agreement will be released and discharged, upon any sale, exchange, transfer or disposition of (whether by merger, consolidation or the sale of) the Capital Stock of such Subsidiary Guarantor after which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary or the sale of all or substantially all the assets (other than by lease) of such Subsidiary Guarantor, whether or not such Subsidiary Guarantor is the surviving corporation in such transaction to a Person which is not the Company or a Restricted Subsidiary; provided that (x) such sale, exchange, transfer or disposition is made in compliance with this Indenture, including Section 3.7 (it being understood that only such portion, if any, of the Net Available Cash as is required to be applied on or before the date of such release in accordance with the terms of this Indenture needs to be applied in accordance therewith at such time) and Article IV and (y) all the obligations of such Subsidiary Guarantor under all Indebtedness of the Company or its Restricted Subsidiaries terminate upon consummation of such transaction.

(b) Each Subsidiary Guarantor shall be deemed released from all its obligations under this Indenture, its Subsidiary Guarantee, the Collateral Documents to which it is a party and the Intercreditor Agreement, and such Subsidiary Guarantee shall terminate, upon the legal defeasance or covenant defeasance of the Securities or upon satisfaction and discharge of this Indenture, in each case pursuant to the provisions of Article VIII hereof.

(c) Intentionally Omitted.

(d) Each Subsidiary Guarantor shall be released from its obligations under this Indenture, its Subsidiary Guarantee, the Collateral Documents to which it is a party and the Intercreditor Agreement if the Company designates such Subsidiary Guarantor as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of this Indenture.

(e) In the case of paragraph (b) above, such Subsidiary Guarantor shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

(f) The release of a Subsidiary Guarantor from its Subsidiary Guarantee, and its obligations under this Indenture, the Collateral Documents to which it is a party and the Intercreditor Agreement in accordance with the provisions of this Section 11.2 shall not preclude the future applications of Section 3.12 to such Person.

SECTION 11.3. Right of Contribution.

Each Subsidiary Guarantor hereby agrees that to the extent that any Subsidiary Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the Subsidiary Guarantees, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against the Company or any other Subsidiary Guarantor who has not paid its proportionate share of such payment. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 3.6. The provisions of this Section 11.3 shall in no respect limit the obligations and liabilities of each Subsidiary Guarantor to the Trustee, Collateral Agent and the Holders and each Subsidiary Guarantor shall remain liable to the Trustee, Collateral Agent and the Holders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

SECTION 11.4. No Subrogation.

Notwithstanding any payment or payments made by each Subsidiary Guarantor hereunder, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the Trustee, Collateral Agent or any Holder against the Company or any other Subsidiary Guarantor or any collateral security or guarantee or right of offset held by the Trustee, Collateral Agent or any Holder for the payment of the Guarantor Obligations, nor shall any Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Subsidiary Guarantor in respect of payments made by such Subsidiary Guarantor hereunder, until all amounts owing to the Trustee, Collateral Agent and the Holders by the Company on account of the Guarantor Obligations are paid in full. If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Guarantor Obligations shall not have been paid in full, such amount shall be held by such Subsidiary Guarantor in trust for the Trustee, Collateral Agent and the Holders, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Trustee in the exact form received by such Subsidiary Guarantor (duly indorsed by such Subsidiary Guarantor to the Trustee, if required), to be applied against the Guarantor Obligations.

ARTICLE XII

[Reserved]

ARTICLE XIII

Miscellaneous

SECTION 13.1. Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

SECTION 13.2. Notices.

Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

if to the Company:

Neebo, Inc.

4700 South 19th Street

Lincoln, NE 68512

Attention: Barry Major, President and Chief Operation Officer

if to the Trustee:

Wilmington Trust, National Association

246 Goose Lane, Suite 105

Guilford, CT 06437

Attention: Joseph O’Donnell

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

The Trustee agrees to accept and act upon facsimile or electronic transmission (including pdf) of documents hereunder, it being understood that originals of such, as requested by the Trustee, shall be provided to the Trustee in a timely manner.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event (including any notice of redemption) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given to the Depositary for such Security (or its designee), pursuant to the customary procedures of such Depositary.

SECTION 13.3. Communication by Holders with other Holders.

Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 13.4. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Collateral Documents or the Intercreditor Agreement (except in connection with the original issuance of Securities on the date hereof), the Company shall furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture, the applicable Collateral Documents and the Intercreditor Agreement relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 13.5. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1) a statement that the individual making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officer’s Certificate or on certificates of public officials.

SECTION 13.6. When Securities Disregarded.

Notwithstanding anything to the contrary set forth in Section 316(a) of the TIA (the provisions of which are hereby excluded), in determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company and its Subsidiaries shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 13.7. Rules by Trustee, Paying Agent and Registrar.

The Trustee may make reasonable rules for action by, or a meeting of, Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 13.8. Legal Holidays

A “Legal Holiday” is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York City. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 13.9. Governing Law.

THIS INDENTURE, THE SECURITIES AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW OF THE STATE OF NEW YORK). THE COLLATERAL DOCUMENTS (OTHER THAN THE MORTGAGES) AND THE INTERCREDITOR AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW OF THE STATE OF NEW YORK). THE MORTGAGES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATES IN WHICH THE APPLICABLE PREMISES ARE LOCATED.

SECTION 13.10. No Recourse Against Others.

An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities, the Subsidiary Guarantees, the Collateral Documents, the Intercreditor Agreement or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

SECTION 13.11. Successors.

All agreements of the Company and each Subsidiary Guarantor in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.12. Multiple Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 13.13. Variable Provisions.

The Company initially appoints the Trustee as Paying Agent and Registrar and custodian with respect to any Global Securities.

SECTION 13.14. Intentionally Omitted.

SECTION 13.15. Table of Contents; Headings.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 13.16. Intercreditor Agreement Control.

Notwithstanding any contrary provision in this Indenture, this Indenture is subject to the provisions of the Intercreditor Agreement. The Company, the Subsidiary Guarantors and the Trustee (to the extent its interests are affected thereby) and the Holders, by their acceptance of the Securities, acknowledge and agree to be bound by the provisions of the Intercreditor Agreement.

SECTION 13.17. Direction by Holders to Enter into Collateral Documents and Intercreditor Agreement.

By accepting a Security, each Holder is deemed to have authorized and directed the Trustee and the Collateral Agent, as applicable, to enter into the Collateral Documents and the Intercreditor Agreement.

SECTION 13.18. Force Majeure.

In no event shall the Trustee or the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee and the Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 13.19. Waiver of Jury Trial.

EACH OF THE COMPANY, THE SUBSIDIARY GUARANTORS, THE COLLATERAL AGENT AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE. THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 13.20. U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee and the Collateral Agent, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee or the Collateral Agent, as applicable. The parties to this Indenture agree that they will provide the Trustee or the Collateral Agent, as applicable, with such information as it may request in order for the Trustee or the Collateral Agent, as applicable, to satisfy the requirements of the U.S.A. Patriot Act.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

NEEBO, INC.

By:	/s/ Barry S. Major
	Name:	Barry S. Major
	Title:	President

NEEBO HOLDING COMPANY

By:	/s/ Barry S. Major
	Name:	Barry S. Major
	Title:	President

NEW NEBRASKA BOOK COMPANY, INC.

By:	/s/ Barry S. Major
	Name:	Barry S. Major
	Title:	President

SPECIALTY BOOKS, INC.

By:	/s/ Barry S. Major
	Name:	Barry S. Major
	Title:	President

NBC TEXTBOOKS LLC

By:	/s/ Barry S. Major
	Name:	Barry S. Major
	Title:	President

NET TEXTSTORE LLC

By:	/s/ Barry S. Major
	Name:	Barry S. Major
	Title:	President

CAMPUS AUTHENTIC LLC

By:	/s/ Barry S. Major
	Name:	Barry S. Major
	Title:	President

COLLEGE BOOKSTORES OF AMERICA, INC.

By:	/s/ Barry S. Major
	Name:	Barry S. Major
	Title:	President

WILMINGTON TRUST, NATIONAL ASSOCIATION as Trustee and Collateral Agent

By:	/s/ Joseph P. O’Donnell
	Name:	Joseph P. O’Donnell
	Title:	Vice President

SCHEDULE 1

Premises

Name of Owner	Name of Property	Street	City	County	State

New Nebraska Book Company, Inc.	1300 Q Street	1300 Q Street	Lincoln	Lancaster	NE

New Nebraska Book Company, Inc.	4700 S. 19th Street	4700 S. 19th Street	Lincoln	Lancaster	NE

New Nebraska Book Company, Inc.	5240 S. 19th Street	5240 S. 19th Street	Lincoln	Lancaster	NE

New Nebraska Book Company, Inc.	1314-1414 1/2 W. Hickory	1314-1414 1/2 W. Hickory	Denton	Denton	TX

S-1

EXHIBIT A

FORM OF INITIAL SECURITY

[FORM OF FACE OF INITIAL SECURITY]

[Depository Legend, if applicable]

No. [ ]	Principal Amount $[ ], as revised by the Schedule of Increases and Decreases in Global Security attached hereto

CUSIP NO. ISIN:

15.0% Senior Secured Notes due 2016

Neebo, Inc., a Delaware corporation, promises to pay to CEDE & CO., or registered assigns, the principal sum of [                ] Dollars, as revised by the Schedule of Increases and Decreases in Global Security attached hereto, on                , 2016 plus 5.0% of such amount at such date.

Interest Payment Dates: March 31 and September 30.

Record Dates: March 15 and September 15.

Additional provisions of this Security are set forth on the other side of this Security.

Dated:	NEEBO, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee, certifies

that this is one of

the Securities referred

to in the Indenture.

By
	Authorized Signatory	[ ], 2012

[FORM OF REVERSE SIDE OF INITIAL SECURITY]

15.0% Senior Secured Notes due 2016

1.	Interest

Neebo, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above.

The Company will pay interest in cash semiannually in arrears on March 31 and September 30 of each year commencing September 30, 2012. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from the date of issuance. The Company shall pay interest on overdue principal from time to time to on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it will pay interest on overdue installments of interest and premium, if any, from time to time at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.	Method of Payment

By at least 10:00 a.m. (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Company will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Securities at the close of business on the March 15 or September 15 next preceding the interest payment date even if Securities are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by the transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depository. The Company will make all payments in respect of a Definitive Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Paying Agent and Registrar

Initially, Wilmington Trust, National Association, a national banking association (the “Trustee”), will act as Trustee, Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Securityholder. The Company or any of its domestically incorporated Wholly-Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.	Indenture

The Company issued the Securities under an Indenture dated as of June 29, 2012 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Company, the Subsidiary Guarantors and the Trustee and Collateral Agent. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Act”). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms. In the event of any conflict between the terms of this Security and the Indenture, the terms of the Indenture shall govern and be controlling.

The Securities are senior secured obligations of the Company. This is one of the Initial Securities referred to in the Indenture. The Securities include the Initial Securities issued on the Issue Date and any Additional Securities issued in accordance with Section 2.14 of the Indenture. The Initial Securities and Additional Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on, among other things: the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries, the payment of dividends and other distributions on the Capital Stock of the Company and its Restricted Subsidiaries, the purchase or redemption of Capital Stock of the Company and Capital Stock of such Restricted Subsidiaries, certain purchases or redemptions of Subordinated Obligations or Guarantor Subordinated Obligations, the Incurrence of Liens by the Company or its Restricted Subsidiaries, the sale or transfer of assets and Capital Stock of Subsidiaries, certain Sale/Leaseback Transactions involving the Company or any Restricted Subsidiary, the issuance or sale of Capital Stock of Restricted Subsidiaries, future Subsidiary Guarantors, the business activities and investments of the Company and its Subsidiaries, and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to enter into agreements that restrict distributions and dividends from Restricted Subsidiaries.

To guarantee the due and punctual payment of the principal, premium, if any, and interest on the Securities and all other amounts payable by the Company under the Indenture, the Securities, the Collateral Documents and the Intercreditor Agreement when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors have unconditionally guaranteed (and future guarantors, together with the Subsidiary Guarantors, shall unconditionally Guarantee), jointly and severally, such obligations on a senior secured basis pursuant to the terms of the Indenture.

5. Security. The Initial Securities and Additional Securities are treated as a single class of securities under the Indenture and shall be secured by perfected Liens and security interests in the Collateral in accordance with the Collateral Documents (which Collateral is free of all other Liens other than Permitted Liens) and having the priority specified in the Intercreditor Agreement. The Collateral Agent and Control Agent, as applicable, holds the Collateral in trust for the benefit of the Trustee, Collateral Agent and the Holders, in each case pursuant to the Collateral Documents and the Intercreditor Agreement. Each Holder, by accepting this Security, consents and agrees to the terms of the Collateral Documents (including the provisions providing for the foreclosure and release of Collateral) and the Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Collateral Agent to enter into the Collateral Documents and the Intercreditor Agreement, and to perform its obligations and exercise its rights thereunder in accordance therewith.

6.	Redemption

Except as set forth below, the Securities are not redeemable.

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Security is registered at the close of business, on such record date, and no additional interest will be payable to holders whose Securities will be subject to redemption by the Company.

In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or if the Securities are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Securities of $1 in original principal amount or less will be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Security.

In addition, at any time redeemed, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, the Company may redeem the Securities, in whole but not in part, at a redemption price equal to 105% of the principal amount thereof (unless a different redemption or repurchase price is required under the Indenture) plus accrued and unpaid interest, if any, to but not including the redemption date (the “Redemption Date”) (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

7.	Repurchase Provisions

(a) Upon the occurrence of a Non-Steering Committee Change of Control, any Holder of Securities shall have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price in cash equal to 110% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

(b) If the Company or a Restricted Subsidiary consummates an Asset Disposition that requires the purchase of Securities pursuant to Section 3.7 of the Indenture, the Company may be required to make an offer to all Holders of Securities to purchase pro rata up to a maximum principal amount equal to such Excess Proceeds of all outstanding Securities to which the Asset Disposition Offer applies that may be purchased out of Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Securities plus accrued and unpaid interest thereon, if any, to but not including the date of purchase, in accordance with the procedures set forth in the Indenture (expressed denominations of $1 principal amount and integral multiples of $1 in excess thereof).

(c) After the occurrence of a Term Loan Payment Date, the Company shall determine as of each September 30 and the last day of February of each fiscal year, for the period commencing immediately after the end of the prior excess cash flow period and ending on such date (each an “Excess Cash Flow Period”), the excess cash flow offer amount (as such amount may be, prior to the ABL Payment Date, limited or reduced (including to zero) pursuant to the terms and conditions of the ABL Loan Documents, the “Excess Cash Flow Offer Amount”) based upon the calculation below:

(1) 75% of any Excess Cash Flow of the Company and its Restricted Subsidiaries on a consolidated basis for such Excess Cash Flow Period if Company’s Consolidated Leverage Ratio for such Excess Cash Flow Period is greater than 3.00 to 1.00.

(2) 50% of any Excess Cash Flow of the Company and its Restricted Subsidiaries on a consolidated basis for such Excess Cash Flow Period if Company’s Consolidated Leverage Ratio for such Excess Cash Flow Period is less than or equal to 3.00 to 1.00 but greater than or equal to 2.00 to 1.00 ;

(3) 25% of any Excess Cash Flow of the Company and its Restricted Subsidiaries on a consolidated basis for such Excess Cash Flow Period if Company’s Consolidated Leverage Ratio for such Excess Cash Flow Period is less than 2.00 to 1.00 but greater than or equal to 1.50 to 1.00; and

(4) 15% of any Excess Cash Flow of the Company and its Restricted Subsidiaries on a consolidated basis for such Excess Cash Flow Period if Consolidated Leverage Ratio for such Excess Cash Flow Period is less than 1.50 to 1.00;

and, subject, prior to the ABL Payment Date, to the terms and conditions of the ABL Loan Documents, make an offer (an “Excess Cash Flow Offer”) to the Holders, in an amount equal to such Excess Cash Flow Offer Amount, to repurchase, as applicable, all or any part (equal to $1 or integral multiples of $1 in excess thereof) of each Holder’s Securities at the purchase price referenced below; provided, however, that the maximum aggregate price payable in any Excess

Cash Flow Offer will not exceed the applicable Excess Cash Flow Offer Amount. The amount of all Excess Cash Flow Offers made pursuant to this Excess Cash Flow provision shall be aggregated for purposes of determining the applicable percentage for any such period. In each Excess Cash Flow Offer, the Company will be required to repurchase Securities validly tendered and not withdrawn at a purchase price in cash equal to 102.5% of their principal amount, plus accrued and unpaid interest to but not including the Excess Cash Flow Offer Payment Date, subject to pro-ration in the event of oversubscription and to the right of Holders on the relevant regular record date to receive interest due on an interest payment date falling on or prior to the applicable date of repurchase. Upon completion of each Excess Cash Flow Offer, all Excess Cash Flow in the Excess Cash Flow Offer Amount not used to repurchase Securities may be used to make Restricted Payments in accordance with Section 3.5(a) of the Indenture and then the Excess Cash Flow Offer Amount (for purposes of calculating future Excess Cash Flow Offers) shall be reset at zero. The procedure for making an Excess Cash Flow Offer is set forth in the Indenture.

8.	Steering Committee Change of Control.

Upon the occurrence of a Steering Committee Change of Control, unless the Company has exercised its right to redeem all of the Securities in accordance with the Indenture, the Company shall automatically increase the principal amount of the outstanding Securities by an amount equal to ten percent (10%) of the principal amount of the Securities then outstanding on the date of the Steering Committee Change of Control and shall issue Additional Securities in such increased amount in accordance with the procedures set forth in the Indenture.

9.	Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of principal amount of $1 and integral multiples of $1 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange (i) any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) for a period beginning 15 days before a selection of Securities to be redeemed and ending on the date of such selection or (ii) any Securities for a period beginning 15 days before an interest payment date and ending on such interest payment date.

10.	Persons Deemed Owners

The registered holder of this Security will be treated as the owner of it for all purposes.

11.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.	Defeasance

Subject to certain conditions set forth in the Indenture, the Company at any time may, at its option, terminate some or all of its obligations under the Securities, the Indenture, the Collateral Documents and the Intercreditor Agreement if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.	Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Securities, the Subsidiary Guarantees, the Collateral Documents and the Intercreditor Agreement may be amended with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for Securities) and (ii) any default (other than (x) with respect to nonpayment or (y) in respect of a provision that cannot be amended without the written consent of each Securityholder affected or (z) with respect to Section 10.7(a)(6) of the Indenture) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the then outstanding Securities (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for Securities). Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture, the Securities, the Subsidiary Guarantees, the Collateral Documents and the Intercreditor Agreement to cure any ambiguity, omission, defect or inconsistency, or to comply with Article IV or Article XI of the Indenture in respect of the assumption by a Successor Company of an obligation of the Company under the Indenture or by a Successor Guarantor of obligations under a Subsidiary Guarantee, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add Guarantees with respect to the Securities, or to secure the Securities, or to release a Subsidiary Guarantor upon its designation as an Unrestricted Subsidiary or otherwise in accordance with the Indenture, to release Liens in favor of the Collateral Agent in the Collateral as provided under the collateral release provisions, or to add additional covenants, or surrender rights and powers conferred on the Company and the Subsidiary Guarantors, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder, or to make any change that does not adversely affect the rights of any Securityholder.

14.	Defaults and Remedies

Under the Indenture, Events of Default include, without limitation, (i) default for 30 days in payment of interest when due on the Securities; (ii) default in payment of principal or premium, if any, on the Securities at maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise; (iii) the failure by the Company to comply with its obligations under Article IV or Section 11.2 of the Indenture, (iv) failure by the Company or any Subsidiary Guarantor to comply for 30 days after notice with any of its obligations under the covenants described under Sections 3.4, 3.7 or 3.9 of the Indenture or under other covenants specified in the Indenture (in each case, other than a failure to purchase Securities which shall constitute an Event of Default under clause (ii) above), (v) the failure by the Company or any Subsidiary Guarantor to comply for 60 days after notice with its other agreements contained in the Indenture, the Collateral Documents or the Intercreditor Agreement, (vi) Indebtedness of the Company or any Restricted Subsidiary not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $15.0 million (the “cross acceleration provision”), (vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the “bankruptcy provisions”), (viii) any judgment or decree for the payment of money in excess of $15.0 million is rendered against the Company or a Significant Subsidiary and such judgment or decree shall remain undischarged or unstayed for a period of 60 days after such judgment becomes final and non-appealable (the “judgment default provision”), (ix) any Subsidiary Guarantee, Collateral Document or obligation under the Intercreditor Agreement of a Subsidiary Guarantor ceases to be in full force and effect (except as contemplated by the terms of the Indenture and the Subsidiary Guarantees) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor denies or disaffirms its obligations under the Indenture, its Subsidiary Guarantee, any Collateral Document or the Intercreditor Agreement and the Company fails to cause such Subsidiary Guarantor to rescind such denials or disaffirmations within 30 days or (x) with respect to any Collateral having a fair market value in excess of $5.0 million, individually or in the aggregate, (A) the failure of the security interest with respect to such Collateral under the Collateral Documents, at any time, to be perfected and in full force and effect for any reason other than in accordance with their terms and the terms of the Indenture or the Intercreditor Agreement and other than the satisfaction in full of all obligations under the Indenture and discharge of the Indenture if such Default continues for 60 days or (B) the assertion by the Company or any Subsidiary Guarantor, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable. However, a default under clauses (iv), (v) or (x)(A) or (B) will not constitute an Event of Default until the Trustee or the holders of more than 25% in principal amount of the outstanding Securities notify the Company of the default and the Company does not cure such default within the time specified in clauses (iv), (v) or (x)(A) or (B) hereof after receipt of such notice.

If an Event of Default occurs and is continuing (other than an Event of Default described in clause (vii) above), the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee and the Collateral Agent may refuse to enforce the Indenture or the Securities unless each receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding

Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

15.	Trustee Dealings with the Company

Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

16.	No Recourse Against Others

An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company or any of the Subsidiary Guarantors shall not have any liability for any obligations of the Company or any of the Subsidiary Guarantors under the Securities, the Indenture, the Subsidiary Guarantees, the Collateral Documents, the Intercreditor Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.	Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

18.	Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

19.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.	Governing Law

This Security shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to principles of conflicts of laws of the State of New York). .

The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture. Requests may be made to:

Neebo, Inc.

4700 South 19th Street

Lincoln, NE 68512

Attention: Chief Financial Officer

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably                     appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:

(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

.

Signature
Signature Guarantee:

(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

Dated:

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of increase/ decrease	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 3.4, 3.7 or 3.9 of the Indenture, check the box:

☐        ☐        ☐

3.4       3.7       3.9

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.4, 3.7 or 3.9 of the Indenture, state the amount in principal amount (must be integral multiple of $1): $

Date:	Your Signature
(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:
(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

SUBSIDIARY GUARANTEE

Pursuant to the Indenture (the “Indenture”) dated as of June 29, 2012 among Neebo, Inc., the Subsidiary Guarantors party thereto (each a “Subsidiary Guarantor” and collectively the “Subsidiary Guarantors”), Wilmington Trust, National Association, as trustee (the “Trustee”) and as collateral agent, each Subsidiary Guarantor, subject to the provisions of Article XI of the Indenture, hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each Holder of the Securities, to the extent lawful, the Collateral Agent and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest on the Securities and all other obligations and liabilities of the Company under the Indenture (including without limitation interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Subsidiary Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and the obligations under Section 7.7 of the Indenture), the Collateral Documents and the Intercreditor Agreement (all the foregoing being hereinafter collectively called the “Guarantor Obligations”). Each Subsidiary Guarantor agrees that the Guarantor Obligations shall rank equally in right of payment with other Indebtedness of such Subsidiary Guarantor, except to the extent such other Indebtedness is subordinate to the Guarantor Obligations. Each Subsidiary Guarantor further agrees (to the extent lawful) that the Guarantor Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under this Subsidiary Guarantee notwithstanding any extension or renewal of any Obligation.

Each Subsidiary Guarantor waives (to the extent lawful) presentation to, demand of payment from and protest to the Company of any of the Guarantor Obligations and also waives (to the extent lawful) notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Guarantor Obligations. The Subsidiary Guarantee herein is subject to the limits of Section 11.2 of the Indenture.

Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guarantor Obligations.

Except as set forth in Section 3.12, Section 11.2 and Article VIII of the Indenture, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guarantor Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not (to the extent lawful) be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantor Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not (to the extent lawful) be discharged or impaired or otherwise affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under the Indenture, the

Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Collateral Agent for the Guarantor Obligations or any of them; (e) the failure of any Holder to exercise any right or remedy against any other Subsidiary Guarantor; (f) any change in the ownership of the Company; (g) any default, failure or delay, willful or otherwise, in the performance of the Guarantor Obligations, or (h) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

Each Subsidiary Guarantor agrees that its Subsidiary Guarantee herein shall remain in full force and effect until payment in full of all the Guarantor Obligations or such Subsidiary Guarantor is released from its Subsidiary Guarantee in compliance with Section 3.12, Section 11.2 and Article VIII of the Indenture. Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest on any of the Guarantor Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay any of the Guarantor Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee or the Trustee on behalf of the Holders an amount equal to the sum of (i) the unpaid amount of such Guarantor Obligations then due and owing and (ii) accrued and unpaid interest on such Guarantor Obligations then due and owing (but only to the extent not prohibited by law).

Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Guarantor Obligations guaranteed hereby may be accelerated as provided in the Indenture for the purposes of its Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantor Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Guarantor Obligations, such Guarantor Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purposes of this Subsidiary Guarantee.

Each Subsidiary Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Collateral Agent, Trustee or the Holders in enforcing any rights under this Subsidiary Guarantee.

NEEBO HOLDING COMPANY
as a Subsidiary Guarantor

By:
Name:
Title:

NEW NEBRASKA BOOK COMPANY, INC. as a Subsidiary Guarantor

By:
Name:
Title:

SPECIALTY BOOKS, INC.
as a Subsidiary Guarantor

By:
Name:
Title:

NBC TEXTBOOKS LLC
as a Subsidiary Guarantor

By:
Name:
Title:

NET TEXTSTORE LLC
as a Subsidiary Guarantor

By:
Name:
Title:

CAMPUS AUTHENTIC LLC
as a Subsidiary Guarantor

By:
Name:
Title:

COLLEGE BOOKSTORES OF AMERICA, INC.
as a Subsidiary Guarantor

By:
Name:
Title:

EXHIBIT B

INTENTIONALLY DELETED

EXHIBIT C

FORM OF INDENTURE SUPPLEMENT TO ADD SUBSIDIARY GUARANTORS TO GUARANTEE NOTES

This Supplemental Indenture and Subsidiary Guarantee, dated as of [            ] (this “Supplemental Indenture” or “Guarantee”), among [name of future Subsidiary Guarantor] (the “Guarantor”), Neebo, Inc. (together with its successors and assigns, the “Company”), each other than existing Subsidiary Guarantor under the Indenture referred to below, and Wilmington Trust, National Association, as Trustee and as Collateral Agent under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of                        , 2012 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the initial issuance of an aggregate principal amount of $100.0 million of 15.0% Senior Secured Notes due 2016 of the Company (the “Securities”);

WHEREAS, Section 3.12 of the Indenture provides that the Company is required to cause each Restricted Subsidiary that Guarantees, on the Issue Date or any time thereafter, any Indebtedness of the Company or any Subsidiary Guarantor, to execute and deliver to the Trustee a Subsidiary Guarantee, in the form of a supplemental indenture pursuant to which such Restricted Subsidiary shall unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any and interest in respect of the Securities on a senior secured basis and all other obligations under the Indenture; and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Securityholder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor, the Company, the other Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

ARTICLE I

Definitions

SECTION 1.1 Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf or for the benefit of such holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

Agreement to be Bound; Guarantee

SECTION 2.1 Agreement to be Bound The Guarantor hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such shall have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture. The Guarantor agrees to be bound by all of the provisions of the Indenture, the Collateral Documents and the Intercreditor Agreement applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture, the Collateral Documents and the Intercreditor Agreement.

SECTION 2.2 Guarantee. Each Subsidiary Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each Holder of the Securities, to the extent lawful, the Collateral Agent and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest on the Securities and all other obligations and liabilities of the Company under this Indenture (including without limitation interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Subsidiary Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), the Collateral Documents and the Intercreditor Agreement (all the foregoing being hereinafter collectively called the “Guarantor Obligations”). Each Subsidiary Guarantor agrees that the Guarantor Obligations shall rank equally in right of payment with other Indebtedness of such Subsidiary Guarantor, except to the extent such other Indebtedness is expressly subordinated to the Guarantor Obligations, in which case the Guarantor Obligations shall rank senior in right of payment to such other Indebtedness. Each Subsidiary Guarantor further agrees (to the extent lawful) that the Guarantor Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under this Supplemental Indenture notwithstanding any extension or renewal of any Guarantor Obligation.

Each Subsidiary Guarantor waives (to the extent lawful) presentation to, demand of payment from and protest to the Company of any of the Guarantor Obligations and also waives (to the extent lawful) notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities, the Guarantor Obligations or the Indenture. The obligations of each Subsidiary Guarantor herein shall not (to the extent lawful) be discharged or impaired or otherwise affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company, any Subsidiary Guarantor or any other person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, any Subsidiary Guarantee, the Securities or any other agreement; (d) the release of any security held by any Holder or the Collateral Agent for the Guarantor Obligations or any of them; (e) the failure of any Holder to exercise any right or remedy against any other Subsidiary Guarantor; (f) any change in the ownership of the Company; (g) any default, failure or delay, willful or otherwise, in the performance of the Guarantor Obligations; or (h) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guarantor Obligations.

Except as set forth in Section 3.12, Section 11.2 and Article VIII of the Indenture, the obligations of each Subsidiary Guarantor hereunder (to the extent lawful) shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guarantor Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and (to the extent lawful) shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantor Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not (to the extent lawful) be discharged or impaired or otherwise affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Collateral Agent for the Guarantor Obligations or any of them; (e) the failure of any Holder to exercise any right or remedy against any other Subsidiary Guarantor; (f) any change in the ownership of the Company; (g) any default, failure or delay, willful or otherwise, in the performance of the Guarantor Obligations, or (h) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

Each Subsidiary Guarantor agrees that its Subsidiary Guarantee herein shall remain in full force and effect until payment in full of all the Guarantor Obligations or such Subsidiary Guarantor is released from its Subsidiary Guarantee in compliance with Section 3.12, Section 11.2 and Article VIII. Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any of the Guarantor Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay any of the Guarantor Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Subsidiary

Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee or the Trustee on behalf of the Holders an amount equal to the sum of (i) the unpaid amount of such Guarantor Obligations then due and owing and (ii) accrued and unpaid interest on such Guarantor Obligations then due and owing (but only to the extent not prohibited by law)(including interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Company or any Subsidiary Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Guarantor Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantor Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Guarantor Obligations, such Guarantor Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purposes of this Subsidiary Guarantee.

Each Subsidiary Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Collateral Agent, Trustee or the Holders in enforcing any rights under this Section.

Neither the Company nor the Subsidiary Guarantors shall be required to make a notation on the Securities to reflect any Subsidiary Guarantee or any release, termination or discharge thereof and any such notation shall not be a condition to the validity of any Subsidiary Guarantee.

SECTION 2.3 Limitation on Liability. Any term or provision of the Indenture to the contrary notwithstanding, the obligations of each Subsidiary Guarantor hereunder shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any guarantees under the ABL Credit Agreement and the Term Loan Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture or applicable law, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

SECTION 2.4 Release and Discharge.

(a) Intentionally Omitted.

(b) A Subsidiary Guarantee by a Subsidiary Guarantor will be automatically and unconditionally released and discharged, and each Subsidiary Guarantor and its obligations under the Subsidiary Guarantee, the Indenture, the Collateral Documents and the Intercreditor Agreement will be released and discharged, upon any sale, exchange, transfer or disposition of

(whether by merger, consolidation or the sale of) the Capital Stock of such Subsidiary Guarantor after which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary or the sale of all or substantially all the assets (other than by lease) of such Subsidiary Guarantor, whether or not such Subsidiary Guarantor is the surviving corporation in such transaction to a Person which is not the Company or a Restricted Subsidiary; provided that (x) such sale, exchange, transfer or disposition is made in compliance with the Indenture, including Section 3.7 of the Indenture (it being understood that only such portion, if any, of the Net Available Cash as is required to be applied on or before the date of such release in accordance with the terms of the Indenture needs to be applied in accordance therewith at such time) and Article IV of the Indenture and (y) all the obligations of such Subsidiary Guarantor under all Indebtedness of the Company or its Restricted Subsidiaries terminate upon consummation of such transaction.

(c) Each Subsidiary Guarantor shall be deemed released from all its obligations under the Indenture, its Subsidiary Guarantee, the Collateral Documents to which it is a party and the Intercreditor Agreement, and such Subsidiary Guarantee shall terminate, upon the legal defeasance or covenant defeasance of the Securities or upon satisfaction and discharge of the Indenture, in each case pursuant to the provisions of Article VIII of the Indenture.

(d) A Subsidiary Guarantee of a Subsidiary Guarantor shall be automatically and unconditionally released and discharged, and the Subsidiary Guarantor and its obligations under the Indenture, the Collateral Documents to which it is a party and the Intercreditor Agreement shall be released and discharged in the event that such Subsidiary Guarantor is released and discharged from its Guarantee of Indebtedness of the Company and the Subsidiary Guarantors under the ABL Credit Agreement and the Term Loan Credit Agreement (including by reason of the termination of the ABL Credit Agreement and the Term Loan Credit Agreement), all other Indebtedness of the Company and its Restricted Subsidiaries and/or the Guarantee that resulted in the obligation of such Subsidiary Guarantor to guarantee the Securities, if such Subsidiary Guarantor would not then otherwise be required to guarantee the Securities pursuant to the Indenture (and treating any Guarantees of such Subsidiary Guarantor that remain outstanding as Incurred at least 30 days prior to such release or discharge), except a discharge or release by or as a result of payment under such Guarantee, the Indenture, the Collateral Documents and the Intercreditor Agreement; provided, that if such Person has Incurred any Indebtedness or issued any Preferred Stock or Disqualified Stock in reliance on its status as a Subsidiary Guarantor under Section 3.3 of the Indenture, such Subsidiary Guarantor’s obligations under such Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, so Incurred are satisfied in full and discharged or are otherwise permitted to be Incurred by a Restricted Subsidiary (other than a Subsidiary Guarantor) under Section 3.3(b) of the Indenture.

(e) Each Subsidiary Guarantor shall be released from its obligations under the Indenture, its Subsidiary Guarantee, the Collateral Documents to which it is a party and the Intercreditor Agreement if the Company designates such Subsidiary Guarantor as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of the Indenture.

(f) In the case of paragraph (c) above, such Subsidiary Guarantor shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

(g) The release of a Subsidiary Guarantor from its Subsidiary Guarantee, and its obligations under the Indenture, the Collateral Documents to which it is a party and the Intercreditor Agreement in accordance with the provisions of this Section 2.4 shall not preclude the future applications of Section 3.12 of the Indenture to such Person.

ARTICLE III

Miscellaneous

SECTION 3.1 Notices. All notices and other communications pertaining to this Supplemental Indenture or any Security shall be in writing and shall be deemed to have been duly given upon the receipt thereof. Such notices shall be delivered by hand, or mailed, certified or registered mail with postage prepaid (a) if to the Subsidiary Guarantor, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company, and (b) if to the Holders or the Trustee, as provided in the Indenture. The Subsidiary Guarantor by notice to the Trustee may designate additional or different addresses for subsequent notices to or communications with the Subsidiary Guarantor.

SECTION 3.2 Parties. Nothing expressed or mentioned in this Supplemental Indenture is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.3 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to principles of conflicts of laws of the State of New York).

SECTION 3.4 Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.5 Entire Agreement. This Supplemental Indenture is intended by the parties to be a final expression of their agreement in respect of the subject matter contained herein and, together with the Indenture, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

SECTION 3.6 Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

SECTION 3.7 Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

SECTION 3.8 Headings. The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 3.9 The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

NEEBO, INC.

By:
Name:
Title:

NEEBO HOLDING COMPANY
as a Subsidiary Guarantor

By:
Name:
Title:

NEW NEBRASKA BOOK COMPANY, INC.
as a Subsidiary Guarantor

By:
Name:
Title:

SPECIALTY BOOKS, INC.
as a Subsidiary Guarantor

By:
Name:
Title:

NBC TEXTBOOKS LLC
as a Subsidiary Guarantor

By:
Name:
Title:

NET TEXTSTORE LLC
as a Subsidiary Guarantor

By:
Name:
Title:

CAMPUS AUTHENTIC LLC
as a Subsidiary Guarantor

By:
Name:
Title:

COLLEGE BOOKSTORES OF AMERICA, INC.
as a Subsidiary Guarantor

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION
as Trustee

By:
Name:
Title: